UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

ANTERO RESOURCES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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Fee paid previously with preliminary materials
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

JUNE 6, 2023 8:30 A.M. Mountain Time Antero Principal Executive Offices 1615 Wynkoop Street Denver, CO 80202

NOTICE

of 2023 Annual Meeting of Shareholders

The 2023 Annual Meeting of Stockholders of Antero Resources Corporation (“Antero”) will be held online on Tuesday, June 6, 2023, at 8:30 A.M. Mountain Time. The Annual Meeting is being held for the purposes listed below:

AGENDA

1.	Elect the three Class I members of Antero Resources Corporation’s Board of Directors (the “Board”) named in this Proxy Statement to serve until Antero’s 2026 Annual Meeting of Stockholders,
2.	Ratify the appointment of KPMG LLP as Antero’s independent registered public accounting firm for the year ending December 31, 2023,
3.	Approve, on an advisory basis, the compensation of Antero’s named executive officers,
4.	Approve the amendment to Antero’s amended and restated certificate of incorporation (“Charter”) to refect new Delaware law provisions regarding officer exculpation (the “Exculpation Amendment”),
5.	Transact other such business as may properly come before the meeting and any adjournment or postponement thereof.
These proposals are described in the accompanying proxy materials.
RECORD DATE
April 17, 2023

By order of the Board of Directors,

Yvette K. Schultz
Chief Compliance Officer, Senior Vice President—Legal, General Counsel and Corporate Secretary

WHO MAY VOTE:

You will be able to vote at the Annual Meeting only if you were a stockholder of record at the close of business on April 17, 2023, the record date for the Annual Meeting. The Board requests your proxy for the Annual Meeting, which will authorize the individuals named in the proxy to represent you and vote your shares at the Annual Meeting or any adjournment or postponement thereof.

HOW TO RECEIVE ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS:

Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy solicitation materials electronically, rather than mailing paper copies of these materials to each stockholder. Beginning on April 27, 2023, we will mail to each stockholder a Notice of Internet Availability of Proxy Materials with instructions on how to access the proxy materials, vote, or request paper copies.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2023:

This Notice of Annual Meeting and Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”) are available on our website free of charge at www.anteroresources.com in the “SEC Filings” subsection of the “Investors” section.

YOUR VOTE IS IMPORTANT

Your vote is important. We urge you to review the accompanying Proxy Statement carefully and to submit your proxy as soon as possible so that your shares will be represented at the meeting.

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

If you are a registered stockholder as of the record date, you may vote your shares or submit a proxy to have your shares voted by one of the following methods:	INTERNET Use the website listed on the Notice of Internet Availability (the “Notice”)	BY TELEPHONE Use the toll-free number listed on the Notice	BY MAIL Sign, date and return your proxy card in the provided pre-addressed envelope	DURING THE ANNUAL MEETING Vote online during the Annual Meeting. See page 10 of the Proxy Statement for instructions on how to attend online

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PROXY STATEMENT

PROXY SUMMARY

This summary highlights information contained in this Proxy Statement. This proxy summary does not contain all of the information you should consider, and you should read this entire Proxy Statement before voting.

Corporate Responsibility

Some highlights of our ESG and corporate responsibility efforts appear below. Please visit https://www.anteroresources.com/esg for more information and a link to our most recent ESG report.

Human Capital Management

The largest contribution in making Antero a responsible and sustainable company comes from our talented and experienced employees. We encourage our employees to embrace our values, and work every day to make these values apparent in all that we do.

•	The safety and security of our people and the integrity of our operations are our top priorities. Our health and safety compliance program seeks to protect our workforce and the communities in which we operate by setting a goal of zero incidents, zero harm, zero compromise. We have well developed and thoughtful processes for identifying and mitigating safety risks:

–	Identification – behavior-based safety programs, job safety analysis, emergency response drills and contractor vetting through a reputable third-party vendor

–	Mitigation – contractor safety improvement plans, root cause analyses, risk ranking/mitigation reviews, pre-job safety startup reviews, and a library of over 30 individual training courses

•	Our success as a company is not only measured by our financial results but also by how we treat our employees. We strive to help our people enjoy healthier lives, achieve educational goals, and pursue economic opportunities for themselves and their families by offering competitive compensation and benefits, including:

–	Healthcare coverage – medical and prescription, dental and vision

–	Financial assistance – health savings accounts, student loan repayment reimbursement, dependent care flexible spending account coverage and 401(k) plan with matching up to 6%

–	Insurance – basic life, accidental death and disability, short-term and long-term disability coverage

–	Lifestyle – employee assistance program, holidays and personal choice days, paid vacation and sick leave, company-paid parental leave, subsidized gym memberships and free parking and public transportation

•	We have continued to operate throughout the COVID-19 pandemic, in some cases subject to federal, state and local regulations, and we have taken and continue to take steps to protect the health and safety of our workers. In response to the COVID-19 pandemic, we have:

–	Implemented protocols that we believe to be in the best interest of our employees, as well as the communities in which we operate, and that comply with government orders, when applicable.

–	During 2022, transitioned from a hybrid working arrangement for non-field level employees, which involved a combination of in-office and remote work-from-home arrangements, to an in-office working arrangement for all non-field level employees.

•	Doing the right thing is essential to our culture. To that end, we conduct an annual, company-wide ethics and compliance training program that covers, among other things, ethical business practices, insider trading, and anti-discrimination and anti-harassment.

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•	We respect human rights and promote them in our supply chain by, among other things, adhering to our internal policies, including:

–	Supplier Code of Conduct – promotes the fair and ethical treatment by suppliers, contractors, independent consultants and other parties that Antero works with through a set of guidelines focusing on equal opportunity, workplace safety, protection of the environment, compensation and protection of proprietary information and requires the protection of human rights and respect for freedom of association

–	Human, Labor and Indigenous Rights Policy –promotes respect of human rights through compliance with applicable national and local laws as well as pertinent trends and norms with respect to compensation, discrimination, health and safety, community and indigenous peoples; prohibits child labor, forced labor and human trafficking; recognizes freedom of association; prohibits workplace harassment, discrimination, and misuse of employer power, in line with applicable laws related to all of these topics; and provides access to a hotline for reporting concerns or grievances

Community Engagement

We are committed to enhancing the communities where we live and work. Recent highlights of our community engagement and investment include:

•	Together with Antero Midstream Corporation (“Antero Midstream”):

–	Donated $147,000 in grant funding from the Antero Foundation to nearly 50 regional food pantries across West Virginia and Ohio

–	Improved community infrastructure in West Virginia and Ohio through nearly $300 million in improved road and infrastructure upgrades since 2014

•	Through the Antero Foundation, in 2022, Antero and Antero Midstream:

–	Established an employer matching campaign to assist the Colorado communities affected by the Marshall fires

–	Contributed meaningful employment opportunities in the Appalachian Region

–	Donated much-needed funds and equipment to healthcare providers in response to the COVID-19 pandemic

+ $828K	Over $2.5MM
donated to philanthropic and community endeavors, including to food pantries and food banks in West Virginia and Ohio	donated in the last five years

Diversity

We recognize the importance of supporting and promoting diversity in our workplace. Our Diversity and Inclusion Policy promotes diversity and equal opportunity in the hiring process by prohibiting all forms of unlawful discrimination based on, among other things, age, race, ethnicity, religion, sex, gender identity and other impermissible factors. In addition, we identify qualifications, attributes, and skills that are important to be represented on the Board. We consider individuals of all backgrounds, skills and viewpoints when seeking employees and candidates for Board service.

As set forth in our Diversity and Inclusion Policy and our Nominating & Governance Committee Charter, we view diversity broadly to include diversity of backgrounds, skills and viewpoints as well as traditional diversity concepts such as race, gender, national origin, religion, sexual orientation or identity. Our Diversity and Inclusion Policy and our Nominating and Governance Committee Charter require that each pool of candidates to be considered to fill a vacancy on the Board shall include at least one individual who would be considered diverse based on traditional diversity concepts. We also consider the value of diversity in our hiring process. Our outside recruiters are asked to review our Diversity and Inclusion Policy and implement practices that

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align with it, including providing us with a diverse pool of employee candidates. We monitor employee metrics in areas such as gender, age and ethnicity.

In recent years, we have promoted a number of women to senior management roles, including Chief Compliance Officer, Senior Vice President—Legal and General Counsel, Chief Accounting Officer and Senior Vice President—Accounting, Senior Vice President—Geology and Vice President—Production. In 2022, over one-third of our newly hired employees at Antero and Antero Midstream identified as diverse.

As of December 31, 2022:

24%	3	30%
of our employees are women	out of seven independent directors are women	of our directors and senior vice presidents are women

Governance

Our Board has ultimate oversight over the company’s operational performance and ethical conduct. This includes, in partnership with our executive leadership team, managing our risk mitigation. Highlights of our corporate, environmental and social governance programs include:

•	Director independence and Board composition

–	Seven out of eight directors are independent

–	We have an independent lead director

–	Each Board committee is comprised entirely of independent directors

–	The ages of our directors range from 47 to 78 years old, and the average director tenure is 7.9 years

•	Focus on Environmental and Social Matters

–	We have an ESG Committee of the Board that guides and governs our ESG initiatives

–	We have an ESG Advisory Council, made up of leaders from across the organization, that develops a centralized, systematic approach for identifying, managing and communicating ESG risks and opportunities

–	15% of executive compensation is tied to ESG performance

–	100% of employees completed training for our Human Labor and Indigenous Rights Policy, our Diversity and Inclusion Policy and our Supplier Code of Conduct

•	Valuing investor feedback and alignment with stockholders

–	We proactively engage with stockholders and other stakeholders, including with respect to ESG programs and performance

–	Our executive compensation program and robust stock ownership guidelines applicable to directors and executives were thoughtfully designed to incentivize the maximization of shareholder value

–	Our corporate policies generally prohibit hedging or pledging company stock

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Environment and Safety(1)

We believe safety and environmental stewardship are intrinsically linked. Our goal of Zero incidents, Zero harm, and Zero compromise empowers every employee to make the safest decisions to protect our people and the planet. Our dedicated staff of health, safety, security and environmental (“HSSE”) professionals manage our HSSE programs and are committed to our performance as a safe and sustainable energy company. In addition, stewardship of the environment is a fundamental value in our overall business strategy. In 2022, we were again named one of Newsweek’s Top 400 Most Responsible Companies, finishing with one of the highest environmental scores among our industry peers.

2022 ESG highlights include

Reduced our Scope 1 GHG emissions by approximately 10% from our 2021 performance	87% total produced water reused or recycled	Our methane intensity rate of 0.014% and methane leak loss rate of 0.016% are industry leading
Our employees completed 7,268 health and safety training hours

•	ESG disclosures are aligned with the Sustainability Accounting Standards Board (SASB) and the recommendations of the Task Force on Climate-Related Financial Disclosures (TCFD)

•	Management regularly reports to the Board ESG Committee on pertinent ESG risks and opportunities, including climate related topics

•	Utilized our GHG & Methane Reduction Working Group and ESG Advisory Council to identify emission-reduction opportunities

•	Ranked #1 oil and gas company for environmental performance in Rystad’s 2022 ESG Scorecard Report

•	Already achieved our 2025 goal of a 50% reduction in our industry-leading methane leak loss rate and 10% reduction in Scope 1 GHG emissions from our 2019 baseline

•	Continued progress on our goal to achieve Net Zero Scope 1 (direct) and Scope 2 (indirect from the purchase of energy) emissions by 2025 through implementation of emission reduction practices and technologies

•	Committed to replace or convert all of our natural gas-driven pneumatics by the end of 2025, with over 6,200 pneumatics addressed since 2021

•	Reduced the number of leaks per inspection from 2021 through our leak detection and repair program

•	Received a Responsibly Sourced Gas certification with respect to certain well pads following the completion of a pilot project with Project Canary

•	Continue to be an industry leader with one of the lowest rates for both lost time injuries and OSHA recordable injuries, achieving a very low lost time incident rate of 0.048% and recordable incident rate of 0.434% for employees and contractors

•	An active member of the U.S. EPA Natural Gas STAR program, ONE Future, The Environmental Partnership, and the Colorado State University’s Methane Emissions Technology Evaluation Center. Our participation in these organizations and programs provides us with information and resources as we continue our efforts to reduce Scope 1 and Scope 2 GHG emissions

(1)	Data retrieved from Antero Midstream’s and Antero Resources’ 2021 ESG Reports or calculated from the 2021 ESG Reports and public disclosures. Antero Resources’ and Antero Midstream’s emission intensity is based on the total GHG emissions reported to the EPA under Subpart W of the Greenhouse Gas Reporting Rule Program. Antero Resources’ and Antero Midstream’s methane leak loss rate performance is derived from average data derived from OneFuture. GHG intensity includes companies’ midstream and/or downstream operations.

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Investor Outreach

Antero and the Board value input from stockholders, and we are committed to maintaining an open dialogue to receive feedback on important items. In 2022, we met with stockholders to discuss, among other things, environmental and social matters.

Executive Compensation Highlights

•	Key 2022 Company performance highlights:

–	net cash provided by operating activities increased by $1.4 billion, or 84%, from $1.7 billion in 2021 to $3.1 billion in 2022;

–	long-term debt decreased by $942 million, or 44%, from $2.1 billion in 2021 to $1.2 billion in 2022; and

–	the Company repurchased 25 million shares of our common stock, or approximately 8% of common stock outstanding.

Below is a summary of key components of our executive compensation program for, and performance levels achieved in 2022:

•	Long-term incentive compensation awards are 50% performance-based for our Named Executive Officers based on rigorous absolute TSR performance hurdles and leverage metrics. All long-term incentive awards vest over several years to reward sustained Company performance over time.

•	Executive compensation is tied in part to a qualitative assessment of ESG performance by the Compensation Committee. Key ESG performance highlights include:

–	ranked #1 oil and gas company for environment in Rystad’s 2022 ESG Scorecard Report;

–	upgraded to an “A” from “BBB” by MSCI ESG; and

–	completed Project Canary pilot project with respect to certain well pads.

•	The annual incentive plan for 2022 included metrics we felt were key to value creation, including operational strategy (disciplined capital expenditures and production volume), leverage goals, cash cost containment and ESG goals. After giving consideration to the results of the annual incentive program of 103.9%, the Compensation Committee felt that such result did not adequately reflect the performance of the Named Executive Officers. As a result, the Compensation Committee increased the annual incentive program payout to reflect 150% of target performance. The Compensation Committee considered market-based information presented by NFP Compensation Consulting (“NFPCC”), formerly Longnecker & Associates, the Compensation Committee’s independent compensation consultant, the Company’s superior stock performance (2022 TSR of 77%, leading all peers) and operating results. The full details of our annual incentive plan metrics, goals and results are shown on page 43 of the proxy.

•	Performance awards with a performance period ending in 2022 paid out at 200% of target.

•	Each of the Named Executive Officers is employed at-will and none of the Named Executive Officers is party to an employment agreement, severance agreement or change in control agreement.

Below is a summary of material changes to the Company’s compensation program or philosophy during 2022. These changes were made after consultation with NFPCC and after a review of individual Named Executive Officers and Company performance. The Compensation Committee feels that these changes were not only appropriate but important to retain, appropriately reward, and motivate our world-class executive team, particularly in light of:

–	the Company’s stock price performance and strong operational performance in 2021 and 2022;

–	successful management of two separate publicly traded companies; and

–	an increasingly competitive talent market.

•	Exceptional performance should be appropriately rewarded. In 2022, the Compensation Committee generally targeted the 75th percentile of compensation for similarly situated executives in the 2022 peer group for our Named Executive Officers.

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•	We want our Named Executive Officers as focused on our long-term sustainable growth as we are. Our executive compensation program should be competitive with our peers, particularly those we are outperforming. In the fall of 2022, after an evaluation of the value of the performance and equity compensation grants made by the Company over the previous three years as compared to its peers, the Compensation Committee granted additional long-term incentive awards, half of which were performance-based, to the Named Executive Officers as a correction of a misalignment between pay and performance. This resulted in an increase in value of equity awards for 2022 as compared to 2021.

Current Directors and Board Nominees

	Director				Committee Memberships
Name	Class	Age	Occupation	Director Since	Audit	Comp	Nom & Gov	Conflicts	ESG
Paul M. Rady Chairman of the Board	Class I	69	Antero’s Chief Executive Officer and President	2004
Brenda R. Schroer	Class I	47	Chief Financial Officer of Endeavor Energy Resources	2021
Thomas B. Tyree, Jr.	Class I	62	Chairman of Northwoods Energy LLC	2019
W. Howard Keenan, Jr.	Class II	72	Member of Yorktown Partners LLC	2004
Jacqueline C. Mutschler	Class II	61	Independent Director of Weatherford International plc; Executive Consultant	2020
Robert J. Clark	Class III	78	Former Chairman of 3 Bear Energy, LLC	2013
Benjamin A. Hardesty Lead Director	Class III	73	Owner of Alta Energy LLC	2013
Vicky Sutil	Class III	58	Independent Director of Delek US Holdings, Inc.	2019

Chairperson

Board Composition Highlights

2023 Annual Meeting of Stockholders

We are pleased this year to conduct the Annual Meeting solely online via the Internet through a live webcast and online stockholder tools. We are conducting the Annual Meeting virtually because we believe a virtual format makes it easier for stockholders to attend and participate. Moreover, this format empowers stockholders around the world to participate at no cost.

Here are several ways our virtual format will enhance stockholder access and participation and protect stockholder rights:

•	We Encourage Questions. Stockholders can submit questions for the meeting online in advance or live during the meeting, following the instructions below. During the meeting, we will answer as many appropriate stockholder-submitted questions as time permits. Following the Annual Meeting, we will publish an answer to each appropriate question we received on our Investor Relations website at www.anteroresources.com/investors as soon as practical.

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•	We Believe in Transparency. Although the live webcast is available only to stockholders at the time of the meeting, we will post a webcast replay, the final report of the inspector of election, and answers to all appropriate questions asked by stockholders in connection with the Annual Meeting to our Investor Relations website at www.anteroresources.com/investors.

•	We Proactively Take Steps to Facilitate Your Participation. During the Annual Meeting, we will offer live technical support for all stockholders attending the meeting.

Meeting Admission

You are entitled to attend and participate in the virtual Annual Meeting only if you were a stockholder as of the close of business on April 17, 2023 or if you hold a valid proxy for the Annual Meeting. If you are not a stockholder, you may still view the meeting after the recording has been posted on our Investor Relations website.

Attending Online. If you plan to attend the Annual Meeting online, please read the instructions below so you understand how to gain admission. If you do not comply with these procedures, you will not be able to participate in the Annual Meeting.

Stockholders may participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/ AR2023. If you are a stockholder of record, you will need the control number on your Notice of Internet Availability (the “Notice”) or proxy card to log in. For beneficial stockholders who do not have a control number, instructions to gain access to the meeting may be provided on the voting instruction card you receive from your broker, bank, or other nominee.

Stockholders of record hold shares directly with American Stock Transfer and Trust Company LLC. “Beneficial” or “street name” stockholders hold shares through a broker, bank, or other nominee.

Please allow ample time to check in to the virtual meeting. The site will be available beginning at 8:15 A.M. Mountain Time. We will have technicians ready to assist if you have difficulties accessing or participating in the virtual meeting at (844) 986-0822 (if you are in the U.S.); or (303) 562-9302 (if you are outside the U.S.).

Asking Questions. Stockholders who wish to submit a question in advance may do so on our Annual Meeting website, www.virtualshareholdermeeting. com/AR2023, which will be open 15 minutes before the Annual Meeting begins. Stockholders also may submit questions live during the meeting. We plan to reserve up to 20 minutes for appropriate stockholder questions to be read and answered by Company personnel during the meeting, but we will only address questions that are germane to the matters being voted on at our Annual Meeting. Stockholders can also access copies of this Proxy Statement and annual report at our Annual Meeting website.

Voting Before or During the Meeting

Whether you are a stockholder of record or a beneficial stockholder, you may direct how your shares are voted without participating in the Annual Meeting. We encourage stockholders to vote well before the Annual Meeting, even if they plan to attend. If you are a registered stockholder as of the record date, you may vote your shares or submit a proxy to have your shares voted by one of the following methods:

•	Online. Submit a proxy electronically using the website listed on the Notice. You will need the control number from your Notice to log on to the website. Internet voting facilities will be available until 11:59 p.m., Eastern Time, on Monday, June 5, 2023.

•	By Telephone. Request the proxy materials and submit a proxy by telephone using the toll-free number listed on the Notice. You will need the control number from your Notice when you call. Telephone voting facilities will be available until 11:59 p.m., Eastern Time, on Monday, June 5, 2023.

•	By Mail. You may request a hard copy proxy card by following the instructions on the Notice. You can submit your proxy by signing, dating and returning your proxy card in the provided pre-addressed envelope.

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•	In Person Online. If you are a registered stockholder and you attend the Annual Meeting online, you can vote via the Internet during the meeting. Follow the instructions at www.virtualshareholdermeeting.com/AR2023 to vote during the meeting.

If you are a beneficial stockholder, you will receive instructions from the holder of record that you must follow for your shares to be voted. Most banks and brokers offer Internet and telephone voting. If you do not give voting instructions, your broker will not be permitted to vote your shares on any matter that comes before the Annual Meeting except the ratification of our auditors.

As of the record date, 300,135,248 shares of common stock were outstanding and entitled to be voted at the Annual Meeting.

Revoking Your Proxy or Changing Your Vote. Stockholders of record may revoke their proxy at any time before the electronic polls close by submitting a later-dated vote via the Internet, by telephone or by mail; by delivering instructions to our Secretary before the Annual Meeting commences; or by voting online in person during the Annual Meeting. Simply attending the meeting will not affect a vote that you have already submitted.

Beneficial stockholders may revoke any prior voting instructions by contacting the broker, bank, or other nominee that holds their shares prior to the Annual Meeting or by voting online during the meeting.

Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement includes “forward-looking statements.” Such forward-looking statements are subject to a number of risks and uncertainties, many of which are not under Antero Resources’ control. All statements, except for statements of historical fact, made in this Proxy Statement regarding activities, events or developments Antero Resources expects, believes or anticipates will or may occur in the future, such as those regarding Antero Resources’ (1) ability to achieve its Net Zero, methane leak loss rate and GHG emissions goals; (2) its plans, strategies, initiatives, and objectives; (3) our assumptions and expectations; (4) the scope and impact of our ESG risks and opportunities; and (5) standards and expectations of third parties are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Company goals are aspirational and not guarantees or promises that goals will be met. All forward-looking statements speak only as of the date of this hereof. Although Antero Resources believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Except as required by law, Antero Resources expressly disclaims any obligation to and does not intend to publicly update or revise any forward-looking statements.

The actual conduct of our activities, including the development, implementation or continuation of any goals (including sustainability goals), commitments, strategies, initiatives, and objectives, discussed or forecasted in this report may differ materially in the future. In addition, many of the standards and metrics used in preparing this Proxy Statement and the 2021 ESG Report, and other sustainability information provided by the Company continue to evolve and are based on management expectations and assumptions believed to be reasonable at the time of preparation but should not be considered guarantees. The standards and metrics used, and the expectations and assumptions they are based on, have not been verified by any third party. Statistics, metrics, and measurements relating to ESG matters are estimates and may be based on assumptions or developing standards. Assumptions, standards, statistics, metrics, and measurements used in preparing this report continue to evolve, and these statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified in our most recent filings with the Securities and Exchange Commission (“SEC”) on Form 10-K and Form 10-Q. While we anticipate continuing to monitor and report on certain sustainability information, we cannot guarantee that such data will be consistent year-to-year, as methodologies and expectations continue to evolve. We hereby expressly disclaim any

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obligation or duty not otherwise required by legal, contractual, and other regulatory requirements to update, correct, provide additional details regarding, supplement, or continue providing such data, in any form, in future. Furthermore, there are sources of uncertainty and limitations that exist that are beyond our control and could impact the Company’s plans and timelines, including the reliance on technological and regulatory advancements and market participants’ behaviors and preferences.

In addition, while we seek to align these disclosures with the recommendations of various third-party frameworks, such as the Task Force on Climate-Related Financial Disclosures, we cannot guarantee strict adherence to these framework recommendations. Additionally, our disclosures based on these frameworks may change due to revisions in framework requirements, availability of information, changes in our business or applicable governmental policy, or other factors, some of which may be beyond our control. Moreover, with regards to our participation in, or certification under, various frameworks, we may incur certain costs associated with such frameworks and cannot guarantee that such participation or certification will have the intended results on our or our products’ ESG profile. In addition, the calculation of the methane leak loss rate disclosed in the 2021 ESG Report is based on ONE Future protocol, which is based on the EPA Greenhouse Gas Reporting Program currently in effect. We also calculate our Scope 1 emissions in accordance with the EPA Greenhouse Gas Program, which is subject to change, and revisions to this program could result in the calculation of increased emissions from our operations, which in turn could impact our ability to meet our Scope 1 and 2 GHG emission reduction goals on our proposed timeline. Scope 1 emissions are the Company’s direct greenhouse gas emissions, and Scope 2 emissions are the Company’s indirect greenhouse gas emissions associated with the purchase of electricity, steam, heat or cooling. With respect to its emissions goal, Antero Resources anticipates achieving Net Zero Scope 1 and Scope 2 emissions by 2025 through operational efficiencies and the purchase of carbon offsets; however, such goals are aspirational and we could face unexpected material costs as a result of our efforts to meet these goals. Moreover, given uncertainties related to the use of emerging technologies, the state of markets for and availability of verified quality carbon offsets, we cannot predict whether or not we will be able to meet these goals in a timely fashion, if at all, or whether any offsets we purchase will ultimately achieve the emission reduction it represents.

This Proxy Statement and the 2021 ESG Report contain statements based on hypothetical or severely adverse scenarios and assumptions, and these statements should not necessarily be viewed as being representative of current or actual risk or forecasts of expected risk. These scenarios cannot account for the entire realm of possible risks and have been selected based on what we believe to be a reasonable range of possible circumstances based on information currently available to us and the reasonableness of assumptions inherent in certain scenarios; however, our selection of scenarios may change over time as circumstances change. While future events discussed in this Proxy Statement or the 2021 ESG Report may be significant, any significance should not be read as necessarily rising to the level of materiality of certain disclosures included in Antero Resources’ SEC filings.

Antero Resources cautions you that these forward-looking statements are subject to all the risks and uncertainties, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil most of which are difficult to predict and many of which are beyond the Antero Resources’ control. These risks include, but are not limited to, the risks described under the heading “Item 1A. Risk Factors” in Antero Resources’ Annual Report on Form 10-K for the year ended December 31, 2022. Unless otherwise provided, the information contained in this report is expressly not incorporated by reference into any filing of the Company made with the SEC, or any other filing, report, application, or statement made by the Company to any federal, state, tribal, or local governmental authority.

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ITEM ONE: ELECTION OF DIRECTORS

The Board is divided into three classes. Directors in each class are elected to serve for three-year terms and until they are re-elected, their successors are elected and qualified, or they resign or are removed. Each year, the directors of one class stand for re-election as their terms of office expire.

Based on recommendations from our Nominating & Governance Committee, the Board has nominated the following individuals for election as Class I directors of Antero, with terms to expire at the 2026 Annual Meeting of Stockholders, barring an earlier resignation or removal:

Paul M. Rady	Brenda R. Schroer	Thomas B. Tyree, Jr.

All nominees currently serve as Class I directors of Antero. Their biographical information is contained in “Directors” below.

The Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the size of the Board will be reduced or the individuals acting under your proxy will vote for the election of a substitute nominee recommended by the Board.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

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Summary of Director Qualifications and Experience

We recognize the importance of diversity on our Board. Pursuant to our Diversity and Inclusion Policy and the Nominating and Governance Committee Charter, we view diversity broadly to include diversity of backgrounds, skills and viewpoints as well as traditional diversity concepts such as race, gender, national origin, religion or sexual orientation or identity. The Board believes that all directors should have sound business judgment, personal and professional integrity, an ability to work as part of a team, willingness to commit the required time to serve as a Board member, business experience, and financial literacy. The Nominating & Governance Committee considers diversity along with other factors when reviewing director candidates, and our Diversity and Inclusion Policy and our Nominating and Governance Committee Charter require that each pool of candidates to be considered to fill a vacancy on the Board shall include at least one individual who would be considered diverse based on traditional diversity concepts such as race, gender, national origin, religion, or sexual orientation or identity.

As of the date hereof, the Board embodied a diverse set of experiences, qualifications, attributes, and skills, as shown below:

	Rady	Schroer	Tyree	Keenan	Mutschler	Clark	Hardesty	Sutil
Executive Leadership	•	•	•	•	•	•	•	•
Financial	•	•	•	•	•	•		•
Accounting/Audit		•	•
Risk Management	•	•	•	•	•	•	•	•
Operations	•		•		•	•	•	•
Industry	•	•	•	•	•	•	•	•
Environmental and/or Climate Change-Related		•	•		•			•
Health or Safety							•	•
Human Resources Management		•	•		•			•
Cybersecurity
Racial/Ethnic Diversity
Gender Diversity		•			•			•

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DIRECTORS

We were originally formed in 2004 as Antero Resources II Corporation. Through a series of internal reorganization transactions, Antero Resources II Corporation’s successor and certain of its affiliates were merged with and into Antero Resources Appalachian Corporation. That entity was renamed Antero Resources Corporation in June 2013 in connection with our initial public offering.

Set forth below is the background, business experience, attributes, qualifications and skills of each Antero director and director nominee. In some cases, references to our directors’ tenure with Antero date back to our original formation in 2004.

Each of the Class I directors is up for reelection at the Annual Meeting.

Class I Directors

Age: 69 Director Since: 2004 Committee Memberships: None

Paul M. Rady

Chairman, Chief Executive Officer and President

Key Skills, Attributes and Qualifications:

•

Co-Founder of Antero Resources, serving as President of Antero Resources since April 30, 2021 and as Chairman of the Board of Directors and Chief Executive Officer of Antero Resources since May 2004

•

President of Antero Midstream since April 30, 2021 and Chief Executive Officer and Chairman of the Board of Directors of Antero Midstream since the closing of Antero Midstream’s simplification transactions (the “Simplification Transactions”) in March 2019

•

Served as Chief Executive Officer and Chairman of Antero’s predecessor company from its founding in 2002 to its ultimate sale to XTO Energy, Inc. in 2005

•

Served as President, CEO and Chairman of Pennaco Energy from 1998 until its sale to Marathon in 2001

•

Worked with Barrett Resources from 1990 until 1998, moving from Chief Geologist to Exploration Manager, EVP Exploration; President, COO and Director; and ultimately CEO

•

Began his career with Amoco, where he served ten years as a geologist focused on the Rockies and Mid-Continent

Has significant experience as a chief executive of oil and gas companies, together with his training as a geologist and broad industry knowledge.

Other Public Company Boards:

•

Antero Midstream; Antero Midstream Partners LP (until March 2019)

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Age: 47 Director Since: 2021 Committee Memberships: Audit Committee (chair), Environmental, Social and Governance (ESG) Committee

Brenda R. Schroer

Key Skills, Attributes and Qualifications:

•

Chief Financial Officer and Board of Managers of Endeavor Energy Resources since January 2023

•

Served as Chief Financial Officer of Aris Water Solutions, Inc. (“Aris”) from May 2021 to September 2022. Previously served as Interim Chief Financial Officer at Aris’ predecessor from March 2021 until May 2021 and also served on the Board of Directors of Aris’ predecessor from July 2019 through February 2021

•

Served as Senior Vice President, Chief Financial Officer and Treasurer of Concho Resources from January 2019 until it was acquired by ConocoPhillips in January 2021. Previously served as Senior Vice President, Chief Accounting Officer and Treasurer of Concho from May 2017 to January 2019 as well as other roles (including Vice President, Chief Accounting Officer and Treasurer) starting in 2013.

•

Began her career at Ernst & Young LLP focusing on energy clients and technical consultations

Has significant experience in the oil and gas industry over several decades.

Other Public Company Boards:

•

N/A

Age: 62 Director Since: 2019 Committee Memberships: Audit Committee, Conflicts Committee, Environmental, Social and Governance (ESG) Committee

Thomas B. Tyree, Jr.

Key Skills, Attributes and Qualifications:

•

Chairman of Northwoods Energy LLC, a private upstream oil and gas company that he co-founded in 2018

•

In 2021, served as Chief Executive Officer and Director of Extraction Oil & Gas, Inc., a formerly publicly traded upstream oil and gas company. Previously served as Executive Chairman starting in 2020

•

From 2006 to 2016, served as President, Chief Financial Officer and as a Director of Vantage Energy, LLC

•

From 2003 to 2006, served as Chief Financial Officer of Bill Barrett Corporation, a formerly publicly traded company

•

Began his career as an investment banker at Goldman, Sachs & Co. from 1989 to 2003

Has significant experience in the oil and gas industry over several decades.

Other Public Company Boards:

•

Extraction Oil & Gas, Inc. (until November 2021); Bonanza Creek Energy, Inc. (until March 2020)

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Class II Directors

Age: 72 Director Since: 2004 Committee Memberships: Compensation Committee, Nominating & Governance Committee

W. Howard Keenan, Jr.

Key Skills, Attributes and Qualifications:

•

Since 1997, has been a Member of Yorktown Partners LLC, a private investment manager focused on the energy industry

•

From 1975 to 1997, was in the Corporate Finance Department of Dillon, Read & Co. Inc. and active in the private equity and energy areas, including the founding of the first Yorktown Partners fund in 1991

•

Serves on the boards of directors of multiple Yorktown Partners portfolio companies

•

Serves on the Board of Directors of Antero Midstream

Has over 40 years of experience with energy companies and investments and broad knowledge of the oil and gas industry.

Other Public Company Boards:

•

Aris Water Solutions, Inc.; Solaris Oilfield Infrastructure, Inc.; Brigham Minerals, Inc. (until the first quarter of 2022); Antero Midstream; Ramaco Resources, Inc. (until 2019); Antero Midstream Partners LP (until 2019); Concho Resources (until 2013); Geomet Inc. (until 2012)

Age: 61 Director Since: 2020 Committee Memberships: Audit Committee, Nominating & Governance Committee, Conflicts Committee, Environmental, Social and Governance (ESG) Committee

Jacqueline C. Mutschler

Key Skills, Attributes and Qualifications:

•

Executive Consultant for the energy and technology sectors since 2014

•

Member of Weir Group plc Technology Advisory Board from 2015 to 2017

•

From 2006 until retirement in 2014, served as Senior Vice President of Upstream Technology at BP, PLC

•

Held BP Vice President domestic and international roles between 2001 and 2006, including U.S. unconventional gas production

•

From 1986 to 2001, held production management, financial business planning and geophysical roles for BP Onshore U.S. and Gulf of Mexico businesses

Has over 30 years of experience in the oil and natural gas industry, including 28 years with BP plc.

Other Public Company Boards:

•

Weatherford International plc

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Class III Directors

Age: 78 Director Since: 2013 Committee Memberships: Compensation Committee (chair), Nominating & Governance Committee, Conflicts Committee (chair)

Robert J. Clark

Key Skills, Attributes and Qualifications:

•

Founder and former Chairman of 3 Bear Energy, LLC, a midstream energy company with operations in the Delaware Basin in southwest New Mexico, from 2013 until its sale to a subsidiary of Delek Logistics Partners, LP in April 2022

•

Formed, operated and subsequently sold Bear Tracker Energy in 2013 (to Summit Midstream Partners, LP); a portion of Bear Cub Energy in 2007 (to Regency Energy Partners, L.P.), and the remaining portion in 2008 (to GeoPetro Resources Company); and Bear Paw Energy in 2001 (to ONEOK Partners, L.P., formerly Northern Border Partners, L.P.)

•

Member of both the Executive Committee and the Board of Directors of the Boys and Girls Club of Metro Denver, and a member of the Board of Directors of Judi’s House, a Denver charity providing counseling for grieving children and adults who have lost a sibling or spouse

Has significant experience with energy companies, with over 45 years of experience in the industry.

Other Public Company Boards:

•

N/A

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Age: 73 Director Since: 2013 Committee Memberships: Nominating & Governance Committee (chair), Compensation Committee, Environmental, Social and Governance (ESG) Committee

Benjamin A Hardesty (Lead Director)

Key Skills, Attributes and Qualifications:

•

Owner of Alta Energy LLC, a consulting business focused on oil, natural gas and energy infrastructure in the Appalachian Basin and onshore United States, since May 2010

•

President of Dominion E&P, Inc., a subsidiary of Dominion Energy, Inc. (formerly Dominion Resources Inc.) engaged in the exploration and production of natural gas in North America, from September 2007 until retirement in May 2010. Joined Dominion in 1995 and served as president of Dominion Appalachian Development, Inc. until 2000 and general manager and vice president—Northeast Gas Basins until 2007

•

Member of the Board of Directors of Blue Dot Energy Services, LLC from 2011 until its sale to B/E Aerospace, Inc. in 2013

•

Member of the Board of Directors of KLX, Inc. from 2014 until its sale to The Boeing Company in 2018

•

Member of the Board of Directors of KLX Energy Services Holdings, Inc. from 2018 until its merger with Quintana Energy Services in 2020

•

From 1982 to 1995, served successively as vice president, executive vice president and president of Stonewall Gas Company, and from 1978 to 1982, served as vice president, operations of Development Drilling Corp.

•

Served as an active duty officer in the U.S. Army Security Agency for two years and as a reserve officer

•

Director emeritus and past president of the West Virginia Oil & Natural Gas Association and past president of the Independent Oil & Gas Association of West Virginia

•

Trustee and past chairman of the Nature Conservancy of West Virginia and a member of the Board of Directors of the West Virginia Chamber of Commerce

•

Serves as a member of the Visiting Committee of the West Virginia School of Petroleum and Natural Gas Engineering Department of Statler College of Engineering and Mineral Resources at West Virginia University

Has significant experience in the oil and natural gas industry, including in Antero’s areas of operation.

Other Public Company Boards:

•

KLX Energy Services Holdings, Inc. (until August 2020); KLX Inc. (until October 2018)

Age: 58 Director Since: 2019 Committee Memberships: Environmental, Social and Governance (ESG) Committee (chair), Audit Committee

Vicky Sutil

Key Skills, Attributes and Qualifications:

•

From July 2017 to January 2020, worked with SK E&P Company focusing on strategic planning

•

From 2014 to 2016, served as Vice President of Commercial Analysis for CRC Marketing, Inc.

•

From 2000 to 2014, worked with Occidental Petroleum Corporation in different capacities, including roles in corporate development, mergers and acquisitions and financial planning

•

Other experience includes ARCO Products Company and Mobil Oil Corporation working as a project engineer and business analyst in the refining and marketing divisions

Has significant experience in the oil and gas industry, including a background in corporate development, commercial negotiations, corporate planning and project management.

Other Public Company Boards:

•

Delek US Holdings, Inc.; Plains All American Pipeline, L.P. (until 2015); Plains GP Holdings, L.P. (until 2015)

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EXECUTIVE OFFICERS

The table below sets forth the name, age and principal position of each of our executive officers as of December 31, 2022.

Name	Age	Principal Position
Paul M. Rady	69	Chairman of the Board, Chief Executive Officer and President
Michael N. Kennedy	48	Chief Financial Officer and Senior Vice President—Finance
Yvette K. Schultz	41	Chief Compliance Officer, Senior Vice President—Legal, General Counsel and Corporate Secretary

Biographical information for Mr. Rady is set forth under “Directors” above. References to a position held by one of the below officers at “Antero” means that the person held such position at Antero Resources Corporation, Antero Midstream, the general partner of Antero Midstream GP LP, and the general partner of Antero Midstream Partners LP, as applicable.

Michael N. Kennedy has served as Antero Resources Corporation’s Chief Financial Officer since April 30, 2021 and Antero Resources Corporation’s Senior Vice President of Finance since January 2016, prior to which Mr. Kennedy served as Vice President of Finance beginning in August 2013. Mr. Kennedy has also served as Antero Midstream’s Senior Vice President of Finance since the closing of the Simplification Transactions in March 2019. Mr. Kennedy served as Antero Midstream’s Chief Financial Officer from the closing of the Simplification Transactions in March 2019 until April 30, 2021 as well as the Chief Financial Officer and Senior Vice President of Finance of the general partner of Antero Midstream GP LP beginning in April 2017 and as Chief Financial Officer and Senior Vice President of Finance of the general partner of Antero Midstream Partners LP beginning in February 2014. Mr. Kennedy was Executive Vice President and Chief Financial Officer of Forest Oil Corporation (“Forest”) from 2009 to 2013. From 2001 until 2009, Mr. Kennedy held various financial positions of increasing responsibility within Forest. From 1996 to 2001, Mr. Kennedy was an auditor with Arthur Andersen focusing on the Natural Resources industry. Mr. Kennedy holds a B.S. in Accounting from the University of Colorado at Boulder.

Yvette K. Schultz has served as Antero’s Chief Compliance Officer and Senior Vice President of Legal since January 2022, and as Antero’s General Counsel since January 2017. Ms. Schultz has also served as Antero’s Corporate Secretary since April 2021. Ms. Schultz was previously Antero’s Director of Legal from 2015 to 2017. Prior to joining Antero, Ms. Schultz was an attorney at Vinson & Elkins L.L.P. from 2008 to 2012 and at Latham & Watkins LLP from 2012 to 2015. Ms. Schultz holds a B.S. in Computer Science and Masters degree in Business Administration from the University of South Dakota. She also holds a J.D. and B.C.L. from the Paul M. Hebert Law Center at Louisiana State University.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines

Antero’s sound governance practices and policies provide an important framework to assist the Board in fulfilling its duties to stockholders. The Corporate Governance Guidelines include provisions concerning the following:

•	qualifications, independence, responsibilities, tenure, and compensation of directors;
•	background (including skills, experience and viewpoint) and diversity (including race, gender, national origin, religion and sexual orientation or identity) of directors, pursuant to Antero’s Diversity and Inclusion Policy;
•	service on other boards;
•	director resignation process;
•	role of the Chairman of the Board and the Lead Director;
•	meetings of the Board and of the independent directors;
•	interaction between the Board and outside parties;
•	annual performance reviews of the Board;
•	director orientation and continuing education;
•	attendance at meetings of the Board and the Annual Meeting;
•	stockholder communications with directors;
•	committee functions, charters, and independence;
•	director access to independent advisors and management; and
•	management evaluation and succession planning.

The Corporate Governance Guidelines are available on Antero’s website at www.anteroresources.com in the “Governance” subsection of the “Investors” section. The Nominating & Governance Committee reviews the Corporate Governance Guidelines periodically and as necessary, and any proposed additions or amendments are presented to the Board for its approval.

Director Independence

Rather than adopting categorical standards, the Board assesses director independence on a case-by-case basis, in each case consistent with applicable legal requirements and the listing standards of the New York Stock Exchange (NYSE). After reviewing all relationships each director has with Antero, including the nature and extent of any business relationships, as well as any significant charitable contributions made to organizations where directors serve as board members or executive officers, the Board has affirmatively determined that none of the directors have material relationships with Antero and all of them are independent as defined by NYSE listing standards except Mr. Rady, Antero’s Chief Executive Officer and President.

7 of 8 Directors are Independent

Board Leadership Structure

Antero does not have a formal policy addressing whether the roles of Chairman of the Board and Chief Executive Officer should be separate or combined. The directors serving on the Board have considerable professional and industry experience, significant experience as directors of both public and private companies, and a unique understanding of the challenges and opportunities Antero faces. Accordingly, the Board believes it is in the best position to evaluate Antero’s needs and to determine how best to organize its leadership structure to meet those needs at any given time.

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At present, the Board has chosen to combine the positions of Chairman and Chief Executive Officer. The Board believes the current Chief Executive Officer is the individual with the necessary experience, commitment, and support of the other members of the Board to effectively carry out the role of Chairman. Mr. Rady brings valuable insight to the Board due to the perspective and experience he has gained as our Chief Executive Officer and as one of our founders. As the principal executive officer since our inception, Mr. Rady has unparalleled knowledge of our business and operations. As a significant stockholder, Mr. Rady is invested in our long-term success. In addition, the Board believes that combining the roles of Chairman and Chief Executive Officer at the present time promotes strong alignment of strategic development and execution, effective implementation of strategic initiatives, and clear accountability for Antero’s success. Because seven of the eight directors are independent under NYSE rules, the Board believes this leadership structure does not impede independent oversight of Antero.

The Nominating & Governance Committee reviews this leadership structure every year. The Board believes it is important to retain the flexibility to determine whether the roles of Chairman and Chief Executive Officer should be separated or combined.

Election of Lead Director

To facilitate candid discussion among Antero’s directors, the non-management directors meet regularly in executive sessions.

The Corporate Governance Guidelines permit the Board, on the recommendation of the Nominating & Governance Committee, to choose a Lead Director to preside at these executive sessions. The Lead Directors responsibilities include:

BOARD LEADERSHIP

•

Presiding over the non-management executive session held at each Board meeting

•

Calling meetings of the independent directors, as needed

•

Conferring with the committee chairs and the Chairman, where appropriate, on agenda planning to ensure coverage of key strategic issues

•

Ensuring the Board’s ability to periodically review and provide input on and monitor management’s execution of the company’s long-term strategy

•

Serving as the independent directors’ representative in crisis situations

•

Acting as a key advisor to the CEO on a wide variety of company matters

•

Being authorized, in consultation with the Board, to retain independent advisors

•

Engaging directly with key members of the leadership team

BOARD CULTURE

•

Serving as liaison between the Chairman and the independent directors

•

Facilitating discussion among the independent directors on key issues and concerns

•

Ensuring Board discussions demonstrate constructive questioning of management

•

Promoting teamwork and communication among the independent directors

•

Fostering an environment that allows for engagement and commitment of Board members

BOARD MEETINGS • Presiding at all meetings or executive sessions of the Board at which the Chairman is not present

PERFORMANCE AND DEVELOPMENT

•

Leading, in conjunction with the Compensation Committee, the annual performance assessment of the CEO

•

Facilitating the Board’s engagement with the CEO and CEO succession planning

•

Leading the Board’s annual self-assessment and recommendations for improvement, if any

SHAREHOLDER ENGAGEMENT

•

Ensuring that he or she is available for direct engagement on matters related to Board governance and oversight, if requested by major shareholders

•

Ensuring appropriate board oversight of key stakeholder and investor engagement and disclosures

Mr. Hardesty has served in this role since 2019, chairing executive sessions of the non-management directors and establishing the agenda for these meetings. As the Lead Director, Mr. Hardesty joins the Chairman in providing leadership and guidance to the Board.

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How Director Nominees Are Selected

Renominating incumbent directors

Before recommending to the Board that an existing director be nominated for reelection at the annual meeting of stockholders, the Nominating & Governance Committee will review and consider the director’s:

•	past Board and committee meeting attendance and performance;
•	length of Board service;
•	personal and professional integrity, including commitment to Antero’s core values;
•	relevant experience, skills, qualifications and contributions to the Board; and
•	independence under applicable standards.

The Nominating & Governance Committee is responsible for assessing the appropriate balance of skills and characteristics required of Board members.

Appointing New Directors and Filling Vacancies

The Board believes that all directors should have sound business judgment, personal and professional integrity, an ability to work as part of a team, willingness to commit the required time to serve as a Board member, business experience, and financial literacy. The Nominating & Governance Committee considers diversity along with other factors when reviewing director candidates.

For information regarding the experiences, qualifications, attributes, and skills of the current members of our Board, please see “Proxy Summary—Summary of Director Qualifications and Experience.”

The Nominating & Governance Committee will treat informal recommendations for directors that are received from Antero’s stockholders in the same manner as recommendations received from any other source. The Nominating & Governance Committee and the Board will consider the benefits of all aspects of diversity, and will consider whether, and if so how, to identify new candidates for Board service and when identifying potential new Board members or filing a vacancy on the Board, commits to seeking out diverse candidates to the extent possible. Our Diversity and Inclusion Policy and our Nominating and Governance Committee Charter require that each pool of candidates to be considered to fill a vacancy on the Board shall include at least one individual who would be considered diverse based on traditional diversity concepts such as race, gender, national origin, religion, or sexual orientation or identity.

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Board’s Role in Risk Oversight

In the normal course of its business, Antero is exposed to a variety of risks, including market risks relating to changes in commodity prices, interest rate risks, technical risks affecting Antero’s resource base, political risks, and credit and investment risk. Our Board reviews these risks, among others, in relation to our business on a regular basis. At least annually, our Board also receives updates from management regarding information security, cyber security and data security risks in connection with Antero’s Enterprise Risk Management program. The Board and each committee has distinct responsibilities for monitoring other risks, as shown below.

The Board of Directors
The Board oversees Antero’s strategic direction. To that end, the Board considers the potential rewards and risks of Antero’s business opportunities and challenges, and it monitors the development and management of risks that impact our strategic goals.
Audit Committee The Audit Committee monitors the effectiveness of Antero’s systems of financial reporting, auditing and internal controls, as well as related legal and regulatory compliance matters.

Nominating & Governance Committee

The Nominating & Governance Committee oversees the management of risks associated with Board organization, membership and structure; succession planning for our directors and executive officers; and corporate governance.

Compensation Committee The Compensation Committee oversees Antero’s compensation policies and practices.

Environmental, Social and Governance (ESG) Committee

The Environmental, Social and Governance (ESG) Committee provides guidance to the Board on, and oversees Antero’s risk management policies related to the environment, including with respect to climate change, Antero’s health and safety program, and social and political trends, issues and concerns applicable to Antero’s business activities and performance. The ESG Committee regularly receives reports from management on pertinent ESG risks or opportunities, including climate related topics.

Conflicts Committee The Conflicts Committee assists the Board in investigating, reviewing and evaluating potential conflicts of interest, including those between Antero and Antero Midstream.

Board and Committee Self-Evaluations

The Board believes that a robust and constructive evaluation process is an essential component of Board effectiveness and good corporate governance. To that end, the Board, the Audit Committee, the Compensation Committee, the Nominating & Governance Committee and the ESG Committee each conduct an annual self-assessment to evaluate their performance, composition, and effectiveness, and to identify areas for improvement.

These evaluations take the form of wide-ranging and candid discussions. The Lead Director facilitates discussions evaluating the full Board, and the committee chairs facilitate discussions regarding their respective committees.

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Majority Vote Director Resignation Policy

Directors are elected by a plurality of votes cast in an uncontested election. The Corporate Governance Guidelines require that an incumbent director who fails to receive more votes cast “for” than “withheld” must tender a resignation. The Nominating & Governance Committee will act on an expedited basis to determine whether to accept any such resignation, and will submit its recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in this decision. The Nominating & Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

Meetings

The Board held 8 meetings in 2022. The outside directors held 4 executive sessions. No director attended fewer than 75% of the meetings of the Board and of the committees of the Board on which that director served during the respective time he or she served.

Directors are encouraged to attend the Annual Meetings of Stockholders. All of the members of the Board attended the 2022 Annual Meeting.

How to Contact the Board

General Communications

Stockholders and other interested parties may communicate with us by writing to Antero Resources Corporation, 1615 Wynkoop Street, Denver, Colorado 80202. Stockholders may submit their thoughts to the Board, any committee of the Board, or individual directors on a confidential or anonymous basis by sending the communication in a sealed envelope marked “Stockholder Communication with Directors” and clearly identifying the intended recipient(s).

Antero’s Chief Compliance Officer and Corporate Secretary will review and forward each communication, as soon as reasonably practicable, to the addressee(s) if the communication falls within the scope of matters generally considered by the Board. To the extent the subject matter of a communication is appropriate and relates to matters that have been delegated by the Board to a committee other than the addressee(s) or to an executive officer, the Chief Compliance Officer and Corporate Secretary also may forward the communication to the applicable officer or committee chair.

Legal or Compliance Concerns

Information regarding legal or compliance concerns may be submitted confidentially and anonymously, although Antero may be obligated by law to disclose the information or identity of the person providing the information in connection with government or private legal actions and in other circumstances.

Antero’s policy is not to take any adverse action, and not to tolerate any retaliation, against any person for asking questions or making good faith reports of possible violations of law, Antero’s policies or our Corporate Code of Business Conduct and Ethics.

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Insider Trading Policy

Antero’s Insider Trading Policy, which applies to all employees, officers, and directors, prohibits hedging of Antero securities and engaging in any other transactions involving Antero-based derivative securities, regardless of whether the covered person is in possession of material, non-public information. The policy does not affect the vesting of securities acquired pursuant to Antero’s incentive, retirement, stock purchase, or dividend reinvestment plans, or other transactions involving purchases and sales of company securities between a covered person and Antero. Antero’s Insider Trading Policy also prohibits purchasing Antero common stock on margin (e.g., borrowing money to fund the stock purchase) and pledging Antero securities.

Available Governance Materials

The following materials are available on Antero’s website at www.anteroresources.com under “Investors” and then “Governance—Governance Documents.”

•	Certificate of Incorporation of the Company;
•	Bylaws of the Company;
•	Charters of the Audit Committee, the Compensation Committee, the Nominating & Governance Committee, and the Environmental, Social and Governance Committee;
•	Corporate Code of Business Conduct and Ethics;
•	Financial Code of Ethics;
•	Corporate Governance Guidelines;
•	Human, Labor and Indigenous Rights Policy;
•	Diversity and Inclusion Policy;
•	Supplier Code of Conduct;
•	Whistleblower Policy; and
•	Political Advocacy Policy.

Stockholders may obtain a copy, free of charge, of any of these documents by sending a written request to Antero Resources Corporation, 1615 Wynkoop Street, Denver, Colorado, 80202. Any amendments to Antero’s Corporate Code of Business Conduct and Ethics will be posted in the “Governance” subsection of our website.

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BOARD COMMITTEES

General

The Board had five standing committees in 2022: the Audit Committee, the Compensation Committee, the Nominating & Governance Committee, the Conflicts Committee and the Environmental, Social and Governance (ESG) Committee. The charters of each of these committees are available on Antero’s website at www.anteroresources.com in the “Governance—Governance Documents” subsection of the “Investors” section.

The Board creates ad hoc committees on an as-needed basis. There were no ad hoc committees in 2022.

Audit Committee

Current Members*: Brenda R. Schroer (chair) Jacqueline C. Mutschler Vicky Sutil* Thomas B. Tyree, Jr. Number of meetings in 2022: 8

The Audit Committee oversees, reviews, acts on, and reports to the Board on various audit and accounting matters, including:

•  the selection of Antero’s independent accountants,

•  the scope of annual audits,

•  fees to be paid to the independent accountants,

•  the performance of Antero’s independent accountants, and

•  Antero’s accounting practices.

In addition, the Audit Committee oversees Antero’s compliance with legal and regulatory requirements relating to financial, accounting, auditing and related compliance matters.

The Board has determined that all members of the Audit Committee meet the heightened independence standards applicable to audit committee members prescribed by rules of the NYSE and the Securities and Exchange Commission (“SEC”). In addition, the Board believes each of Ms. Schroer and Mr. Tyree is an “audit committee financial expert” as defined in SEC rules.

*	Benjamin A. Hardesty stepped down from the Audit Committee on May 20, 2022. Vicky Sutil joined the Audit Committee on May 20, 2022.

Compensation Committee

Current Members*: Robert J. Clark (chair) Benjamin A. Hardesty* W. Howard Keenan Jr.* Number of meetings in 2022: 16

The Compensation Committee establishes salaries, incentives and other forms of compensation for our executive officers. The Compensation Committee also administers Antero’s incentive compensation and benefit plans, and reviews and recommends to the Board for approval the compensation of our non-employee directors.

The Board has determined that all members of the Compensation Committee meet the NYSE’s heightened requirements applicable to compensation committee members, and also meet the heightened independence requirements under SEC rules and the tax code. No Antero executive officer serves on the board of directors of a company that has an executive officer who serves on the Board.

*	Brenda R. Schroer and Vicky Sutil stepped down from the Compensation Committee on May 20, 2022. W. Howard Keenan Jr. and Benjamin A. Hardesty joined the Compensation Committee on May 20, 2022.

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Nominating & Governance Committee

Current Members*: Benjamin A. Hardesty (chair) Robert J. Clark W. Howard Keenan, Jr. Jacqueline C. Mutschler. Number of meetings in 2022: 4

The Nominating & Governance Committee identifies, evaluates and recommends qualified nominees to serve on the Board, develops and oversees Antero’s internal corporate governance processes, and directs all matters relating to the succession of Antero’s Chief Executive Officer.

The Board has determined that all members of the Nominating & Governance Committee meet the NYSE’s independence standards.

*	Brenda R. Schroer, Vicky Sutil and Thomas B. Tyree, Jr. stepped down from the Nominating & Governance Committee on May 20, 2022.

Conflicts Committee

Current Members: Robert J. Clark (chair) Jacqueline C. Mutschler Thomas B. Tyree, Jr. Number of meetings in 2022: None	The Conflicts Committee assists the Board in investigating, reviewing and evaluating certain potential conflicts of interest, including those between Antero and Antero Midstream, and carries out any other duties delegated by the Board that relate to potential conflict matters.

Environmental, Social and Governance (ESG) Committee

Current Members*: Vicky Sutil (chair) Benjamin A. Hardesty Jacqueline C. Mutschler Brenda R. Schroer* Thomas B. Tyree, Jr.* Number of meetings in 2022: 4

The Environmental, Social and Governance (ESG) Committee provides guidance to the Board on, and oversees Antero’s risk management policies related to the environment, including with respect to climate change, Antero’s health and safety program, and social and political trends, issues and concerns applicable to Antero’s business activities and performance. The ESG Committee also advises the Board and management on significant public policy issues that are pertinent to the Company and its stakeholders.

Members of the ESG Committee have expertise in areas relating to ESG, including environmental stewardship, social responsibility and community relations. Vicky Sutil, the ESG Committee Chair, brings ESG Experience from her time on the Environmental, Health and Safety Board Committee at Delek. Benjamin Hardesty is a trustee and past chairman of the Nature Conservancy of West Virginia and a member of the board of directors of the West Virginia Chamber of Commerce.

During 2022, the ESG Committee reviewed, and Antero published, its 2021 ESG Report, which is available at https://www.anteroresources.com/community-sustainability.

*	Brenda R. Schroer and Thomas B. Tyree, Jr. joined the Environmental, Social and Governance (ESG) Committee on May 20, 2022.

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COMPENSATION OF DIRECTORS

General

Our non-employee directors are entitled to receive compensation consisting of retainers, fees and equity awards as described below. The Compensation Committee reviews non-employee director compensation periodically and recommends changes, if appropriate, to the Board for approval.

Our employee directors do not receive additional compensation for their services as directors. All compensation received from Antero as employees is disclosed in the Summary Compensation Table on page 54.

Annual Cash Retainers

Effective April 15, 2022, some of the annual retainers payable to non-employee directors of the Board were increased slightly, as indicated below. These modifications were made to ensure that our director compensation is competitive with that paid by our peers so that we can attract and retain qualified individuals to serve on our Board.

Recipient	Amount
Non-employee director	$80,000
(previously $70,000)
Lead Director	$25,000
Audit Committee:
Chairperson	$24,000
(previously $20,000)
Other members	$10,000
(previously $7,500)
Compensation, Nominating & Governance, and ESG Committees:
Chairperson	$15,000
Other members	$7,500
(previously $5,000)
Conflicts Committee:
Chairperson	$5,000
Other members	$5,000

All retainers are paid in cash on a quarterly basis in arrears, but directors have the option to elect, on an annual basis, to receive all or a portion of their cash retainers in the form of shares of our common stock.

Effective April 15, 2023, the annual retainer for non-employee directors will be increased from $80,000 to $100,000 and the additional annual retainers for (i) Lead Director will be increased from $25,000 to $40,000 and (ii) Compensation Committee chair will be increased from $15,000 to $20,000. Otherwise, the cash compensation of our non-employee directors in 2023 will be the same as that described for 2022.

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Equity-Based Compensation

In addition to cash compensation, our non-employee directors receive annual equity-based compensation consisting of fully-vested stock with an aggregate grant date value equal to $200,000, subject to the terms and conditions of the Antero Resources Corporation 2020 Long-Term Incentive Plan (“AR LTIP”) and the agreements pursuant to which such awards are granted. These awards are granted in arrears on a quarterly basis, so each installment has a grant date fair value of approximately $50,000. Effective April 15, 2023, the annual equity-based compensation for non-employee directors will be increased from an aggregate grant date value of $200,000 to $215,000.

Fees

For 2022, the directors who are members of Board committees were eligible to receive a fee of $1,500 for each committee meeting attended in excess of ten meetings for such committee per calendar year (up to a maximum of $22,500 per committee). Directors are also reimbursed for reasonable expenses incurred to attend meetings and activities of the Board or its committees, and to attend and participate in general education and orientation programs for directors.

Stock Ownership Guidelines

Under our stock ownership guidelines, within five years of being elected or appointed to the Board, a non-employee director is required to own shares of our common stock with a fair market value equal to at least five times the amount of the annual cash retainer. These stock ownership guidelines are designed to align our directors’ interests more closely with those of our stockholders. All of the directors who are subject to this requirement and who have been on the Board for at least five years are in compliance with the ownership guidelines. For information regarding stock ownership guidelines applicable to our executive officers, please see “Compensation Discussion and Analysis—Other Matters—Stock Ownership Guidelines.”

2022 Non-Employee Director Compensation

The following table provides information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Robert J. Clark	104,375	199,921	304,296
Benjamin A. Hardesty	134,375	199,921	334,296
W. Howard Keenan, Jr.	90,000	199,921	289,921
Jacqueline C. Mutschler	105,625	199,921	305,546
Brenda R. Schroer	112,375	199,921	312,296
Vicky Sutil	106,250	199,921	306,171
Thomas B. Tyree, Jr.	100,625	199,921	300,546

(1)	Includes annual cash retainer, committee fees, committee chair fees and meeting fees earned during fiscal 2022.
(2)	Amounts in this column reflect the aggregate grant date fair value of shares granted under the AR LTIP to each non-employee director during fiscal year 2022, computed in accordance with the rules of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). See Note 9 to our consolidated financial statements on Form 10-K for the year ended December 31, 2022, for additional detail regarding assumptions underlying the value of these equity awards. Each of Messrs. Clark, Hardesty and Keenan held 3,003 exercisable stock options previously granted under the Antero Resources Corporation Long-Term Incentive Plan (the “Prior LTIP”) as of December 31, 2022.

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ITEM TWO:   RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected KPMG LLP as Antero’s independent registered public accounting firm for the year ending December 31, 2023. KPMG LLP has audited Antero’s and its predecessor’s financial statements since 2003. The Audit Committee annually evaluates the accounting firm’s qualifications to continue to serve Antero. In evaluating the accounting firm, the Audit Committee considers the reputation of the firm and the local office, the industry experience of the engagement partner and the engagement team, and the experience of the engagement team with clients of similar size, scope and complexity as Antero. The Audit Committee is directly involved in the selection of the new engagement partner when rotation is required every five years in accordance with SEC rules. KPMG LLP completed the audit of Antero’s annual consolidated financial statements for the year ended December 31, 2022, on February 15, 2023.

The Board is submitting the selection of KPMG LLP for ratification at the Annual Meeting. The submission of this matter for ratification by stockholders is not legally required, but the Board and the Audit Committee believe the ratification proposal provides an opportunity for stockholders to communicate their views about an important aspect of corporate governance. If our stockholders do not ratify the selection of KPMG LLP, the Audit Committee will reconsider, but will not be required to rescind, the selection of that firm as Antero’s independent registered public accounting firm.

Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, and are expected to be available to respond to appropriate questions.

The Audit Committee has the authority and responsibility to retain, evaluate and replace Antero’s independent registered public accounting firm. Stockholder ratification of the appointment of KPMG LLP does not limit the authority of the Audit Committee to change Antero’s independent registered public accounting firm at any time.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS ANTERO’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023.

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AUDIT MATTERS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

Audit Committee Report

Pursuant to its charter, the Audit Committee’s principal functions include: (i) overseeing the accounting and financial reporting process of Antero and audits of Antero’s financial statements (ii) the appointment, compensation, retention and oversight of the work of the independent auditors hired for the purpose of issuing an audit report or performing other audit, review or attest services for Antero; (iii) pre-approving audit or non-audit services proposed to be rendered by Antero’s independent registered public accounting firm; (iv) annually reviewing the qualifications and independence of the independent registered public accounting firm’s engagement partner and other senior personnel who are providing services to Antero; (v) overseeing Antero’s internal auditor and reviewing the internal auditor’s reports and annual internal audit plan; (vi) reviewing with management and the independent registered public accounting firm Antero’s annual and quarterly financial statements, earnings press releases, and financial information and earnings guidance provided to analysts and ratings agencies; (vii) approving or ratifying certain related party transactions as set forth in Antero’s Related Persons Transactions Policy; (viii) reviewing with management Antero’s major financial risk exposures; (ix) assisting the Board in monitoring compliance with legal and regulatory requirements relating to financial, accounting, auditing and related compliance matters; (x) preparing the report of the Audit Committee for inclusion in Antero’s proxy statement; and (xi) annually reviewing and reassessing its performance and the adequacy of its charter.

While the Audit Committee has the responsibilities and powers set forth in its charter, and Antero’s management and the independent registered public accounting firm are accountable to the Audit Committee, it is not the duty of the Audit Committee to plan or conduct audits or to determine that Antero’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations.

In performing its oversight role, the Audit Committee has reviewed and discussed Antero’s audited financial statements with management and the independent registered public accounting firm.

The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable standards and regulations of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee has received the written disclosures and the written statement from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also has considered whether the provision of non-audit services by the independent registered public accounting firm to Antero is compatible with maintaining the firm’s independence, and has discussed with the independent registered public accounting firm its independence.

Based on the reviews and discussions described in this Audit Committee Report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to herein and in its charter, the Audit Committee recommended to the Board that Antero’s audited financial statements for the year ended December 31, 2022, be included in the Form 10-K, which was filed with the SEC on February 15, 2023.

Members of the Audit Committee*:

Brenda R. Schroer (Chairman)
Jacqueline C. Mutschler
Vicky Sutil
Thomas B. Tyree, Jr.

*	Includes all members of the Audit Committee as of the time the Audit Committee Report was approved for inclusion in this Proxy Statement.

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Audit and Other Fees

The table below sets forth the aggregate fees and expenses billed by KPMG LLP for the last two fiscal years to Antero (in thousands):

	For the Years Ended December 31
	2021	2022
Audit Fees(1)
Audit and Quarterly Reviews	$1,670	$1,609
Other Filings	—	—
SUBTOTAL	1,670	1,609
Audit-Related Fees(2)	135	—
Tax Fees	—	—
All Other Fees	—	—
TOTAL	$1,805	$1,609

(1)	Includes the audit of Antero’s annual consolidated financial statements included in the Annual Report on Form 10-K and internal controls over financial reporting and review of Antero’s quarterly financial statements included in Quarterly Reports on Form 10-Q.
(2)	Represents fees related to Antero Resources’ other filings with the SEC, including review and preparation of registration statements, comfort letters and consents.

The charter of the Audit Committee and its pre-approval policy require the Audit Committee to review and pre-approve the independent registered public accounting firm’s fees for audit, audit-related, tax and other services. The Chairman of the Audit Committee has the authority to grant pre-approvals up to a certain limit, provided such approvals are within the pre-approval policy and are ratified by the Audit Committee at a subsequent meeting. For the year ended December 31, 2022, the Audit Committee approved all of the services described above.

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ITEM THREE:   ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our policies are conceived with the intention of attracting and retaining highly qualified individuals capable of contributing to the creation of value for our stockholders. Our compensation program for 2022 was designed to be competitive with market practices and to align the interests of our Named Executive Officers with those of Antero and its stockholders.

Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation design and practices reflect our compensation philosophy for calendar year 2022. The Compensation Committee and the Board believe that our compensation practices for 2022 were effective in implementing our guiding principles.

Pursuant to Section 14A of the Exchange Act, we are submitting this annual proposal to our stockholders for an advisory vote to approve the compensation of our Named Executive Officers. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the compensation of our Named Executive Officers for 2022. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers for 2022 and the principles, policies and practices described in this Proxy Statement. Accordingly, the following resolution is submitted for stockholder vote at the Annual Meeting:

“RESOLVED, that the stockholders of Antero Resources Corporation approve, on an advisory basis, the compensation of its named executive officers during 2022 as disclosed in the proxy statement for the 2023 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and disclosures.”

As this is an advisory vote, the result is not likely to affect previously granted compensation. The Compensation Committee will consider the outcome of the vote when evaluating our compensation practices going forward.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides details on the following matters:

•	Our 2022 say-on-pay advisory vote;
•	Our 2022 executive compensation program and the compensation awarded under that program;
•	Material actions taken with respect to our 2023 executive compensation program; and
•	Pertinent executive compensation policies.

2022 Named Executive Officers

The table below sets forth the name and principal position of each of our 2022 Named Executive Officers.

Name	Principal Position
Paul M. Rady	Chairman of the Board, Chief Executive Officer and President
Michael N. Kennedy	Chief Financial Officer and Senior Vice President—Finance
W. Patrick Ash	Senior Vice President—Reserves, Planning and Midstream
Yvette K. Schultz	Chief Compliance Officer, Senior Vice President—Legal, General Counsel and Corporate Secretary

2022 Say-on-Pay and Say-on-Frequency Advisory Votes

At the Company’s 2022 annual meeting, our stockholders were asked to approve, on an advisory basis, the compensation of the Named Executive Officers. Advisory votes in favor of our executive compensation program were cast by approximately 98% of the shares of common stock counted as present and entitled to vote at such meeting.

The Compensation Committee considered the results of the “Say-on-Pay” vote when evaluating the compensation of the Named Executive Officers in 2022. We have continued, and plan to continue, seeking to engage in stockholder outreach regarding executive compensation programs.

At the Company’s 2022 annual meeting, our stockholders were also asked to approve, on an advisory basis, the frequency with which the Company will submit future “Say-on-Pay” votes to our stockholders. The Board recommended that the Say-on-Pay vote be held annually and that frequency received far more votes than the alternatives (every two years and every three years). As a result, the Company will continue to hold annual Say-on-Pay advisory votes.

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Compensation Philosophy and Objectives of Our Compensation Program

Since our inception, our compensation philosophy has been predominantly focused on recruiting individuals who are motivated to help us achieve superior performance and growth. Our company was founded by entrepreneurs whose strategy was to employ high-impact executives who are extremely effective at sparking superior performance with low overhead. These highly qualified and experienced individuals have contributed to the continued success of our Company. As a result of certain of our Named Executive Officers being founders of the Company and our historical emphasis on long-term equity-based compensation, as of April 10, 2023, our Named Executive Officers hold approximately 5.6% of our outstanding shares, which ensures they identify with the best interests of our stockholders.

We seek to attract, retain, and motivate exceptional executive talent by providing our executives with a competitive mix of fixed, time-based and performance-based compensation. Our performance-based compensation program focuses on motivating returns and value creation per share, disciplined capital investment, efficient operations, and generation of distributable cash flow. We believe our compensation philosophy and practices for 2022 promote a strong alignment between Named Executive Officer pay and Company performance.

Compensation Best Practices

Our Compensation Committee is committed to maintaining compensation best practices and employing methods that motivate our executives create long-term value while minimizing risk to investors. The following table highlights the compensation best practices we followed during 2022 with respect to our Named Executive Officers:

What We Do
Use a representative and relevant peer group
Target reasonable compensation levels relative to peers with a focus on performance-based, at-risk components
Enforce robust minimum stock ownership guidelines
Evaluate the risk of our compensation programs
Include performance based long-term incentives
Use and review compensation tally sheets
Engage an independent compensation consultant
Maintain a clawback policy
What We Don’t Do
No tax gross ups for executive officers
No excessive perquisites
No severance arrangements for Named Executive Officers
No guaranteed bonuses for Named Executive Officers
No management contracts
No granting stock options with an exercise price less than the fair market value of the Company’s common stock on the date of grant outside of transactional context (e.g., substitution of pre-existing target company awards for Company awards in an acquisition)
No reduction of the exercise price of an outstanding stock option without stockholder approval outside of transactional context (e.g., substitution of pre-existing target company awards for Company awards in an acquisition)
No hedging or pledging of Company stock
No separate benefit plans for Named Executive Officers

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Implementing Our Compensation Program Objectives

Role of the Compensation Committee

The Compensation Committee oversees all elements of our executive compensation program and has the final decision-making authority on all executive compensation matters. Each year, the Compensation Committee reviews, modifies (if necessary), and approves our peer group, the goals and objectives relevant to the compensation of all Named Executive Officers, as well as the executive compensation program as a whole, including performance goals for the annual cash incentive program, if applicable, and long-term equity awards. In addition, the Compensation Committee is responsible for reviewing the performance of the Chief Executive Officer and the Company’s Chief Financial Officer within the framework of our executive compensation goals and objectives. The Compensation Committee also evaluates the performance of the other Named Executive Officers in consultation with our Chief Executive Officer and Chief Financial Officer. These evaluations are taken into account when setting the compensation for our named Executive Officers.

Actual compensation decisions for individual officers are the result of a subjective analysis of a number of factors, including the individual officer’s role within our organization, performance, experience, skills or tenure with us, changes to the individual’s position, and relevant trends in compensation practices.

The Compensation Committee also considers a Named Executive Officer’s current and prior aggregate compensation when setting future compensation. The Compensation Committee determines whether adjustments to compensation are necessary to adopt emerging best practices, reflect Company performance, retain each executive or provide additional or different performance incentives. Thus, the Compensation Committee’s decisions regarding compensation are the result of the exercise of judgment based on all reasonably available information.

Role of the Antero Midstream Compensation Committee and Allocation of Compensation Expenses

Our Named Executive Officers provide services to us and to Antero Midstream. In 2022, the Compensation Committee and the Antero Midstream Compensation Committee (the “AM Compensation Committee”) each separately discussed its Named Executive Officer’s aggregate total cash compensation and then approved an aggregate total 2022 base salary and 2022 target bonus for services our Named Executive Officers provide to both Antero and Antero Midstream. Cash compensation included base salary and annual cash incentives in 2022. We pay all elements of cash compensation to, and provide all benefits for, our Named Executive Officers. Antero Midstream reimburses us for a portion of base salaries paid to our Named Executive Officers based on the percentage of all non-compensation general and administrative expenses attributable to each company and calculated quarterly on gross property and equipment, capital expenditure and labor costs, the last of which is calculated based on an estimate of how much time our employees spend providing services to Antero Midstream, in the aggregate, during each quarter (the “Reimbursement Percentage”). Antero Midstream reimbursed us for a portion of our Named Executive Officer’s base salary that equaled 27.5% for each of the four quarters in 2022 (the “2022 NEO AM Reimbursement Percentage”). The Compensation Committee and the AM Compensation Committee established its own performance metrics for its annual cash incentive program, and Antero Midstream reimbursed us for all amounts paid pursuant to Antero Midstream’s annual cash incentive program.

Antero Midstream reimburses us for the portion of the cost of all health and welfare benefits, employer 401(k) contributions, and the limited perquisites we provide to our Named Executive Officers that are attributable to services provided to Antero Midstream. This amount is calculated as the product of the total cost of such benefits and the 2022 NEO AM Reimbursement Percentage.

The Compensation Committee established the value of the long-term incentive awards that we granted to our Named Executive Officers at a level compared to similarly situated executives in the peer

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group, reviewing the Company’s performance and in consultation with the Company’s independent compensation consultant. The Compensation Committee believes the value granted will motivate and reward longer-term strategy development and execution by the Company.

Consistent with the allocation of compensation expense for our Named Executive Officers described above, unless otherwise indicated, the information included in this Compensation Discussion and Analysis, as well as the tables that follow, only pertains to the compensation paid by us for services our Named Executive Officers provided to us in 2022. For information regarding compensation paid to our Named Executive Officers for services provided to Antero Midstream in 2022, please see the Proxy Statement filed by Antero Midstream on April 27, 2023.

Role of Management

The Chief Executive Officer, together with our Chief Financial Officer, typically provide recommendations to the Compensation Committee regarding the compensation levels for the other Named Executive Officers and for our executive compensation program as a whole. In making their recommendations, the Chief Executive Officer and the Chief Financial Officer, as applicable, consider each Named Executive Officer’s performance during the year, the Company’s performance during the year, compensation levels of similarly situated executives of companies with which we compete for executive talent, and independent oil and gas company compensation surveys. The Compensation Committee considers these recommendations when reviewing the performance of, and setting compensation for, the other executive officers.

Role of External Advisors

The Compensation Committee has the authority to retain an independent executive compensation consultant. For 2022, the Compensation Committee retained NFPCC. In compliance with the SEC and NYSE disclosure requirements, the Compensation Committee reviewed the independence of NFPCC under six independence factors. After its review, the Compensation Committee determined that NFPCC was independent.

In 2022, NFPCC:

•	Collected and reviewed all relevant Company information, including our historical compensation data and our organizational structure;
•	With input from management, the Compensation Committee evaluated the peer group of companies to use for executive compensation comparisons and made recommendations regarding modifications;
•	Assessed our compensation program’s position relative to market for our directors, Named Executive Officers and other vice presidents and relative to our stated compensation philosophy;
•	Prepared a report of its analysis, findings and recommendations for our executive and director compensation programs; and
•	Completed other ad hoc assignments, such as helping with the design of incentive arrangements.

NFPCC’s reports were provided to the Compensation Committee and also used by Messrs. Rady and Kennedy in making their recommendations to the Compensation Committee.

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Competitive Peer Analysis

When assessing the soundness of our compensation programs, the Compensation Committee compares the pay practices for our Named Executive Officers against the pay practices of other companies. This process recognizes our philosophy that our compensation practices should be competitive, though marketplace information is only one of the many factors we consider.

Messrs. Rady and Kennedy, the Compensation Committee used market compensation data provided by NFPCC to assess the total compensation levels of our Named Executive Officers relative to market. Market data is developed by comparing each executive officer’s compensation with that of similarly situated officers of companies in our Peer Group (described below) and of oil and gas companies in general. In determining whether an officer is similarly situated, we consider the specific responsibilities assumed by our executives and executives at other organizations, and give greater weight to Peer Group data if a position appears comparable to the position of one of our Named Executive Officers. Otherwise, we supplement Peer Group data with industry data from the 2022 Oil and Gas E&P Industry Compensation Survey prepared by Effective Compensation, Incorporated.

Peer Group

NFPCC recommended, and after evaluation and discussion the Compensation Committee approved a peer group for use in determining compensation for 2022 of onshore publicly traded oil and gas companies that are reasonably similar to us in terms of size and operations. We believe these companies are properly aligned across financial metrics such as revenue, market capitalization, and enterprise value, complexity and geography of operations. We refer to the following ten companies as the “Peer Group”:

2022 APPROVED PEER GROUP

Company	Ticker
APA Corp.	APA
Coterra Energy Inc.	CTRA
CNX Resources Corporation	CNX
Continental Resources, Inc.	CLR
Devon Energy Corporation	DVN
Diamondback Energy Inc.	FANG
EQT Corporation	EQT
Ovintiv Inc.	OVV
Range Resources Corporation	RRC
Southwestern Energy Company	SWN

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Positioning Versus Market

In determining compensation for 2022, the Compensation Committee determined that it was appropriate to target the 75th percentile of the Peer Group for base salaries, target annual cash incentive awards, and long-term equity-based incentive awards. This increase in target compensation from the 50th percentile to the 75th percentile of the Peer Group was made after consultation with NFPCC and after a review of individual Named Executive Officer and Company performance. The Compensation Committee feels that this increase in targeted compensation was not only appropriate but important to retain, appropriately reward, and motivate our world-class executive team, particularly in light of:

•	the Company’s stock price performance; and
•	an increasingly competitive talent market.

In additon, key operating metrics were considered as part of the decision to adjust target compensation:

•	Net cash provided by operating activities increased by $925 million, or 126%, from $736 million in 2020 to $1.7 billion in 2021; and
•	Long-term debt decreased by $876 million, or 29%, from $3.0 billion in 2020 to $2.1 billion in 2021.

As noted throughout this Compensation Discussion and Analysis, targeted compensation levels are only one of many factors considered by the Compensation Committee when setting compensation levels for our Named Executive Officers.

Elements of Direct Compensation

Our Named Executive Officers’ compensation for 2022 included the key components described below.

Pay Component	Form of Pay	How Amount is Determined	Objective
Base salary	Cash	Market-competitive amount that reflects the executive’s relative skills, responsibilities, experience and contributions	Provide a minimum, fixed level of cash compensation
Annual incentive awards	Cash	Operational strategy execution, Net Debt/EBITDAX, Cash Costs, and ESG	Encourage short-term financial and operational performance that is aligned with our business strategy and will lead to long-term stockholder value
Long-term incentive awards	Performance share units	Three-year absolute total stockholder return	Encourage performance that delivers value to, and direct alignment with, stockholders through stock price appreciation
		Three-year Net Debt to EBITDAX multiple	Encourage minimizing debt relative to cash flow
	Restricted stock units	33% vests on each of the first three anniversaries of grant	Provide an additional retention mechanism

With respect to the compensation attributable to services provided to us by our Named Executive Officers, the components of our Named Executive Officers’ compensation for 2022, calculated based on amounts reported for 2022 in the Summary Compensation Table below, except that target annual incentive levels are used rather than actual 2022 annual incentive award levels, were distributed as follows:

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Base Salaries

Base salaries are designed to provide a minimum, fixed level of cash compensation for services rendered during the year. In addition to providing a base salary that is competitive with salaries paid by other independent oil and gas exploration and production companies, the Compensation Committee also considers whether our pay levels appropriately align each Named Executive Officer’s base salary level relative to the base salary levels of our other officers. Our objective is to have base salaries that accurately reflect each officer’s relative skills, experience and contributions to the Company. To that end, annual base salary adjustments are based on a subjective analysis of many individual factors, including:

•	the responsibilities of the officer;
•	the period over which the officer has performed those responsibilities;
•	the scope of, and level of expertise and experience required for, the officer’s position;
•	the strategic impact of the officer’s position; and
•	the potential future contribution and demonstrated individual performance of the officer.

In addition to the individual factors listed above, the Compensation Committee considers our overall business performance and implementation of Company objectives when determining annual base salaries. While these metrics generally provide context for making salary decisions, base salary decisions do not depend on attainment of specific goals or performance levels, and no specific weighting is given to one factor over another.

Base salaries are reviewed annually, but are not increased if the Compensation Committee believes that (1) our executives are currently compensated at proper levels in light of Company performance or external market factors, or (2) an increase or addition to other elements of compensation would be more appropriate in light of our stated objectives.

In March of 2022, the Compensation Committee approved the increase of base salary levels for each of the Named Executive Officers in an effort to generally align their base salary levels with the 75th percentile base salary levels for similarly situated executives at the Peer Group. The Compensation Committee decided to target the 75th percentile due to the fact that they believed that the Company’s management team is one of the best amongst its peers. The Compensation Committee looked to the 2021 TSR of 221% as one factor. In addition, key 2021 operating results were also considered, such as:

•	Net cash provided by operating activities increased by $925 million, or 126%, from $736 million in 2020 to $1.7 billion in 2021; and
•	Long-term debt decreased by $876 million, or 29%, from $3.0 billion in 2020 to $2.1 billion in 2021.

These factors show that management has a disciplined plan to lower long-term debt and to develop efficient operations to supply the capital needed to reduce the debt. The Compensation Committee believes that this approach is in the best interests of the shareholders and management should be compensated at the 75th percentile to recognize their role in increasing shareholder value. The Compensation Committee also took into account the other factors listed above when setting base salary levels for each of the Named Executive Officers. As a result, final base salary levels may differ from the 75th percentile of peers.

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The table below reflects the portion of the base salary allocated to the Company in 2022 for each Named Executive Officer. For additional information, see “Implementing Our Compensation Program Objectives—Role of the Antero Midstream Compensation Committee and Allocation of Compensation Expenses” above.

Executive Officer	2022 Allocated Base Salary	Percentage Change in Aggregate Base Salary from 2021 to 2022(1)
Paul M. Rady	$942,500	34%
Michael N. Kennedy	$478,500	32%
W. Patrick Ash	$420,500	43%
Yvette K. Schultz	$344,375	(2)

(1)	The amount of base salary allocated to the Company changes from year to year based on the NEO AM Reimbursement Percentage for that year. As a result, increases or decreases in the amount of base salary allocated to the Company may not indicate an increase or decrease in the executive’s aggregate base salary. This column indicates the increase in aggregate base salary paid to the Named Executive Officers for services provided to both the Company and Antero Midstream that was approved by both the Compensation Committee and the AM Compensation Committee.
(2)	Ms. Schultz was not a Named Executive Officer in 2021.

Annual Cash Incentive Awards

Purpose and Operation

Annual cash incentive payments, which we also refer to as cash bonuses, are a key component of each Named Executive Officer’s annual compensation package. The Compensation Committee adopted bonus targets for each of the Named Executive Officers, expressed as a percentage of base salary. The Compensation Committee, based on analysis provided by its independent consultant, NFPCC, determined that a slight increase from 120% to 130% was appropriate for Mr. Rady to align his compensation with the 75th percentile of the 2022 Peer Group. The Compensation Committee did not elect to increase the target bonus percentage for any other Named Executive Officer except for Ms. Schultz, whose target bonus percentage was increased in connection with her appointment as Chief Compliance Officer, SVP – Legal and General Counsel on January 1, 2022. The bonus target percentages for our Named Executive Officers for 2022 were as follows:

Executive Officer	Target Bonus (as a % of base salary)
Paul M. Rady	130%
Michael N. Kennedy	100%
W. Patrick Ash	85%
Yvette K. Schultz	85%

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2022 Performance Metrics

The maximum payout opportunity under the annual incentive program is 200% of the Named Executive Officer’s target bonus.

In April 2022, the Compensation Committee approved an annual incentive plan for the 2022 fiscal year. The 2022 annual incentive plan mirrors the 2021 annual incentive plan with the addition of a total debt metric and a slight decrease in the weighting of each of Net Debt/EBITDAX and Cash Costs to make room for the new metric. Changes to the metrics used for the 2022 annual incentive program as compared to 2021, were intended to more closely align our compensation program goals with the current priorities of our stockholders. This structure is intended to provide payout levels that are consistent with our stockholders’ investment objectives, while remaining competitive with companies with which we compete for executive talent.

In April of 2022 the Compensation Committee selected the following metrics, weightings and performance levels for the 2022 annual cash incentive program.

Selected Metrics	Weighting	Threshold Performance (50%)	Target Performance (100%)	Maximum (200%)	Performance Score (% of Target)	Weighted Score
Operational Strategy Execution
Meeting Budgeted D&C Capital ($ Millions)					0%	0%

Meeting Budgeted Production Volumes (MMcfe/d)					95.7%	23.9%
Net Debt/EBITDAX					200.0%	25.0%
Total Debt ($ Millions)					200.0%	25.0%
Cash Costs ($ Millions)					0%	0%
ESG		Qualitative Assessment			200.0%	30.0%

					Preliminary Total	103.9%

					Discretionary Increase	46.1%

					Total	150%

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Metric	Definition	Rationale
D&C Capital	Drilling and Completion (“D&C”) capital represents the accrued drilling and completion capital for 2022, as presented in the 4th quarter of 2022, the full year earnings press release furnished as exhibit 99.1 to the Form 8-K filed with the SEC on February 15, 2023, and our Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 15, 2023.	Managing capital motivates our Named Executive Officers to operate within acceptable budgetary guidelines.
Average Net Production Volumes	Average net production volumes on an equivalent basis (MMcfe/d), as presented in the full year earnings press release furnished as exhibit 99.1 to the Form 8-K filed with the SEC on February 15, 2023 and our Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 15, 2023. Assumes no adjustments related to royalty adjustments for uneconomic natural gas liquids (“NGLs”).	Production volumes are critical to our profitability. Measuring these volumes motivates our Named Executive Officers to grow our business responsibly.
Net Debt/EBITDAX	Year-end 2022 Net Debt divided by 2022 full-year Adjusted EBITDAX, as presented in the full year earnings press release furnished as exhibit 99.1 to the Form 8-K filed with the SEC on February 15, 2023. “Net Debt” is calculated as the Company’s total debt less cash and cash equivalents. “Adjusted EBITDAX” is the Company’s net income (loss), including noncontrolling interests, before interest expense, interest income, gains or losses from commodity derivatives and marketing derivatives, amortization of deferred revenue but including net cash receipts or payments on derivative instruments included in derivative gains or losses other than proceeds from derivative monetizations, income taxes, impairments, depletion, depreciation, amortization, and accretion, exploration expense, equity-based compensation, gain or loss on early extinguishment of debt, contract termination and rig stacking costs, loss on sale of the equity method investment shares, equity in earnings or loss of unconsolidated affiliates, water earnout, simplification transaction fees, gain or loss on sale of assets, Antero Midstream Partners related adjustments and Martica related adjustments.	Managing the balance sheet leverage is essential for growing our business efficiently. Net Debt/EBITDAX is a key debt coverage ratio that our Compensation Committee believes motivates management to minimize debt relative to cash flow.
Total Debt	Year end total debt as reported in the Company’s press release.	Managing absolute levels of total debt incentivizes management to protect the balance sheet through cyclical commodity price environments that could result in material changes in the cash flow of the business.
Cash Costs	Includes lease operating expense, gathering, compression, processing, transportation, production and ad valorem taxes, net marketing expense and general and administrative costs (excluding equity-based compensation).	Controlling cash costs motivates our Named Executive Officers to operate in a disciplined and efficient manner.
ESG	The Compensation Committee of our Board considered the company’s ESG plan in this assessment, which included non-financial performance goals to: continue progress towards meeting our 2025 climate goals, demonstrate leading safety performance compared to industry peers, reduce the number of reportable spills, provide a safe environment for our employees and contractors as we navigate the Covid-19 pandemic, enhance reporting on company community engagement and relations efforts, conduct a climate risk analysis as required by the Taskforce on Climate-related Financial Disclosures, create an inter-departmental ESG Advisory Council to manage ESG challenges and opportunities throughout the organization, require employee training with respect to the following company policies: Human Labor and Indigenous Rights, Diversity and Inclusion, and Supplier Code of Conduct.	These functions are critical to the success of the business and the execution of our overall strategy. Our people are motivated to work in a safe environment that shows progress toward sustainable environmental goals.

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2022 Annual Incentive Program Payouts

When determining the performance score for the ESG metric the Compensation Committee considered an evaluation by the ESG Committee assessing progress on ESG goals in 2022. The ESG Committee concluded that we substantially exceeded expectations with regard to these goals. Key goals met during 2022 were: significant progress on 2023 climate targets including (36% reduction in Scope 1 GHG emissions; 39% reduction in Scope 1 GHG intensity; 67% reduction in methane intensity; and 65% reduction in methane leak loss rate from our 2019 baseline). In addition, TRIR results are 63% below industry average and 100% participation in mandatory policy training (Human Rights/Indigenous; Diversity and Inclusion; Supplier Code of Conduct). As a result, the Compensation Committee awarded a performance score at the maximum level.

After giving consideration to the results of the annual incentive program of 103.9%, the Compensation Committee felt that such result did not adequately reflect the performance of the Named Executive Officers, as a result the Compensation Committee increased the annual incentive program payout to reflect 150% of target performance. The Compensation Committee considered market-based information presented by NFPCC, the Company’s superior stock performance (2022 TSR of 77%, leading all peers), increased rates of inflation and operating results. The Compensation Committee’s decision, in addition to being market based, also reflected key operating metrics beyond those contemplated in the annual incentive plan. The Company’s TSR for 2022 was 77%, leading its peers. In addition, even though the Company exceeded capital expenditure and cash cost goals, it was still able to generate substantial free cash flow. Thus, the Compensation Committee believes that these factors should be considered in the results of the 2022 annual incentive plan through a discretionary adjustment.

The 2022 annual cash bonus amounts reported below reflect the portion of the annual cash bonus for each Named Executive Officer allocated to the Company. For additional information, see “Implementing Our Compensation Program Objectives—Role of the Antero Midstream Compensation Committee and Allocation of Compensation Expenses” above.

Executive Officer	Preliminary Percentage of 2022 Target Bonus to be Paid for 2022 Performance	Preliminary Allocated 2022 Annual Cash Bonus Payments(1)	Final Percentage of 2022 Target Bonus to be Paid for 2022 Performance	Final Allocated 2022 Annual Cash Bonus Payments(2)
Paul M. Rady	103.9%	$1,273,035	150%	$1,837,875
Michael N. Kennedy	103.9%	$497,162	150%	$717,750
W. Patrick Ash	103.9%	$371,365	150%	$536,138
Yvette K. Schultz	103.9%	$304,135	150%	$439,078
(1)	The amounts in this column are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, below.
(2)	The portion of the annual cash bonus payments attributable to the Compensation Committee’s discretionary increase is reported in the “Bonus” column of the Summary Compensation Table, below.

Long-Term Incentive Awards

Annual Long-Term Incentive Awards Granted in 2022

Each of the Named Executive Officers received a grant comprised 50% of restricted stock units and 50% of performance share units in April of 2022 pursuant to the AR LTIP. The restricted stock units, or “RSUs,” granted to the Named Executive Officers in 2022 vest ratably on the first three anniversaries of the date of grant, subject to continued service. The Compensation Committee reduced the vesting period from four years, as in prior years, to three years to be more in line with market practice. One-half of the performance share units, or “PSUs,” granted to our Named Executive Officers in 2022 will vest based on absolute total stockholder return, or “TSR,” while the other half will vest based on our

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Net Debt to EBITDAX multiple. The Compensation Committee selected absolute TSR because it provides a rigorous framework that rewards the Named Executive Officers for improving absolute stock price, and because it directly aligns the incentive for our Named Executive Officers to our investors’ experience. The Compensation Committee selected Net Debt to EBITDAX multiple because managing balance sheet leverage is essential for growing our business efficiently and this metric is a key debt coverage measurement that the Compensation Committee believes will motivate management to minimize debt relative to cash flow.

The Compensation Committee also decided to add distribution equivalent rights (“DERs”) to the performance share units granted in 2022. Previously, DERs had been included in restricted share unit agreements but not performance unit agreements.

Absolute TSR PSUs

The absolute TSR PSUs granted in April of 2022 have four performance periods. One quarter of the target amount of PSUs may be earned based on performance for each of the following performance periods: April 15, 2022 to April 15, 2023; April 15, 2023 through April 15, 2024; April 15, 2024 to April 15, 2025; and April 15, 2022 to April 15, 2025.

The payouts for the absolute April TSR PSUs are determined as follows:

Performance Level	Absolute TSR	Percentage of Eligible Target Amount Earned for Each Performance Period %	Percentage of Target PSUs Earned for Each Performance Period
Floor	0	0%	0%
Target	15%	100%	25%
Maximum	20%	200%	50%

“Absolute TSR” for purposes of these PSUs is measured by reference to the Company’s 20-day average volume-weighted closing price per share of stock for the first twenty days of the applicable performance period and the Company’s 20-day average volume-weighted closing price per share of stock for the last twenty days of the applicable performance period. If the Company’s absolute TSR falls between the floor and target amounts or the target and maximum amounts, then the percentage of the target amount of PSUs that are earned for the relevant performance period will be determined using linear interpolation between the relevant performance levels.

Net Debt to EBITDAX PSUs

The Net Debt to EBITDAX multiple PSUs granted in April of 2022 have three performance periods. One third of the target amount of PSUs may be earned based on performance during each of the following performance periods: January 1, 2022 to December 31, 2022; January 1, 2023 through December 31, 2023; and January 1, 2024 to December 31, 2024.

The payouts for the Net Debt to EBITDAX PSUs are determined as follows:

Level	Net Debt to EBITDAX Multiple		Percentage of Eligible Target Amount Earned for Each Performance Period*	Percentage of Target Amount of PSUs Earned For Each Performance Period*
Floor	> 2.5	x	0%	0%
Target	2.0	x	100%	33.33%
Maximum	1.5	x	200%	66.66%

For definitions regarding “Net Debt” and “EBITDAX” as used in the 2022 Net Debt to EBITDAX multiple PSUs, please see “Annual Cash Incentive Awards –2022 Performance Metrics” above. If the Company’s Net Debt to EBITDAX multiple falls between the floor and target amounts or the target and maximum amounts, then the percentage of the target amount of PSUs that are earned for the relevant performance period will be determined using linear interpolation between the relevant performance levels.

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Special Long-Term Incentive Awards Granted in 2022

In October of 2022, after working with management and NFPCC to complete an evaluation of the value of the performance and equity compensation granted by the Company over the previous three years as compared to its peers, the Compensation Committee granted additional long-term incentive awards to the Named Executive Officers as a correction of a misalignment between pay and performance (the “October Awards”). The Company has reduced long term debt by over $4.3 billion, since December 31, 2018. This is a key factor affecting Company financial stability and the Compensation Committee considered this in their decision. Half of the October Awards were granted as restricted stock units, which will vest on the first three anniversaries of October 15, 2022. The other half of the October Awards were granted as performance share units, 50% of which vest based on absolute TSR and 50% of which vest based on the ratio of Net Debt to EBITDAX.

Absolute TSR PSUs

The absolute TSR PSUs granted in 2022 have four performance periods. One quarter of the target amount of PSUs may be earned based on performance for each of the following performance periods: January 1, 2023 through December 31, 2023; January 1, 2024 through December 31, 2024; January 1, 2025 through December 31, 2025; and January 1, 2023 through December 31, 2025.

The payouts for the absolute October TSR PSUs are determined as follows:

Performance Level	Absolute TSR	Percentage of Eligible Target Amount Earned for Each Performance Period %	Percentage of Target PSUs Earned for Each Performance Period
Floor	0	0%	0%
Target	10%	100%	25%
Maximum	20%	200%	50%

Net Debt to EBITDAX PSUs

The Net Debt to EBITDAX multiple PSUs granted in October of 2022 have three performance periods. One third of the target amount of PSUs may be earned based on performance during each of the following performance periods: January 1, 2023 to December 31, 2023; January 1, 2024 through December 31, 2024; and January 1, 2025 to December 31, 2025. The payouts for the Net Debt to EBITDAX PSUs are determined using the same floor, target and maximum multiples as the April Net Debt to EBITDAX PSUs.

Target Value of Long-Term Incentive Awards

The table below shows the values approved by the Compensation Committee for the annual long-term incentive awards granted to our Named Executive Officers in 2022. These values were established by the Compensation Committee in an effort to align target equity compensation values with the 75th percentile of the 2022 Peer Group.

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Executive Officer	2022 April Target Long-Term Incentive Value(1)	2022 October Target Long-Term Incentive Value(1)
Paul M. Rady	$ 9,500,000	$ 10,000,000
Michael N. Kennedy	$ 3,250,000	$ 3,421,000
W. Patrick Ash	$ 2,600,000	$ 2,736,000
Yvette K. Schultz	$ 2,500,000	$ 2,632,000
(1)	The amounts set forth in this column differ from the amounts set forth under the “Summary Compensation Table” and the “Grants of Plan-Based Awards for Fiscal Year 2022” below, as these amounts were set by the Compensation Committee and then divided by the closing price on the applicable date of grant to determine the number of restricted stock units and target performance share units to be granted. The amounts set forth under “Summary Compensation Table” and the “Grants of Plan-Based Awards for Fiscal Year 2022” below reflect the grant date fair value of the number of restricted stock units and target performance share units granted, as computed in accordance with FASB ASC Topic 718, resulting in a slightly higher value attributable to the grants under those tables.

The number of performance share units and restricted stock units granted to our Named Executive Officers in 2022 are described more fully under “Grants of Plan-Based Awards for Fiscal Year 2022” below.

Other Benefits

Health and Welfare Benefits

Our Named Executive Officers are eligible to participate in all of our employee health and welfare benefit arrangements on the same basis as other employees (subject to applicable law). These arrangements include medical, dental, vision and disability insurance, as well as health savings accounts.

We provide these benefits to ensure that we can competitively attract and retain officers and other employees. This is a fixed component of compensation, and these benefits are provided on a non-discriminatory basis to all employees.

Retirement Benefits

We maintain an employee retirement savings plan through which employees may save for retirement or future events on a tax-advantaged basis. Participation in the 401(k) plan is at the discretion of each individual employee, and our Named Executive Officers participate in the plan on the same basis as all other employees. The plan permits us to make discretionary matching and non-elective contributions.

During 2022, the Company matched 100% of the first 4% of eligible compensation that employees contributed to the plan. We increased this amount to 6% effective January 1, 2023. These matching contributions are immediately fully vested. Antero Midstream reimburses the Company for a portion of these matching contributions as a general and administrative expense.

Perquisites and Other Personal Benefits

We believe the total mix of compensation and benefits provided to our Named Executive Officers is currently competitive. Therefore, perquisites do not play a significant role in our Named Executive Officers’ total compensation.

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2023 Compensation Decisions

Base Salaries

In March 2023, after comparing base salary levels to those of similarly situated executives in the 2023 Peer Group, reviewing the Company’s performance during 2022, and discussing the recommendations of Messrs. Rady and Kennedy and NFPCC, the Compensation Committee approved the following increases to base salary for the Named Executive Officers who continue to serve as executive officers during 2023:

Executive Officer	2022 Allocated Base Salary(1)	2023 Allocated Base Salary(1)	Percentage Increase
Paul M. Rady	$942,500	$1,036,750	10%
Michael N. Kennedy	$478,500	$526,350	10%
Yvette K. Schultz	$344,375	$378,813	10%
(1)	Allocated base salary included here calculated based on the 2022 Reimbursement Percentage. The actual percentage of base salary allocated to the Company for 2023 will not be determinable until the 2023 Reimbursement Percentage is calculated following the end of 2023.

Annual Cash Incentive Awards

In April 2023, the Compensation Committee approved an annual incentive plan for the 2023 fiscal year. The 2023 annual incentive plan mirrors the 2022 annual incentive plan. We believe this structure motivates our Named Executive Officers to accomplish specific objectives that are important to our success and sustainable growth.

Long-Term Incentive Awards

Consistent with 2022, the Compensation Committee granted 50% performance-based long-term equity awards and 50% time-based equity awards to our Named Executive Officers in March 2023. These awards are subject to the terms and provisions of the 2020 AR LTIP and the award agreements pursuant to which they were granted.

Other Matters

Employment, Severance or Change-in-Control Agreements

We do not maintain any employment, severance or change-in-control agreements with any of our Named Executive Officers.

As discussed below under “Potential Payments Upon a Termination or a Change in Control,” our Named Executive Officers would be entitled to receive accelerated vesting of their performance share units, restricted stock units and cash retention awards (if applicable) that remain unvested upon their termination of employment with us under certain circumstances or upon the occurrence of certain corporate events.

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Stock Ownership Guidelines

Under our stock ownership guidelines, our executive officers are required to own a minimum number of shares of our common stock within five years of becoming an executive officer. In particular, each of our executive officers is required to own shares of our common stock having an aggregate fair market value equal to at least a designated multiple of the executive officer’s base salary. The guidelines for executive officers are set forth in the table below.

Officer Level	Ownership Guideline
Chief Executive Officer, President, and Chief Financial Officer	5x annual base salary
Vice President	3x annual base salary
Other Officers (if applicable)	1x annual base salary

Compliance with these guidelines is measured as of June 30 of each year. If an individual covered by the ownership guidelines satisfies the guidelines on a prior determination date, a subsequent decrease in our stock price will not cause that executive to be out of compliance on a later determination date. As of June 30, 2022, all of our Named Executive Officers and directors were in compliance with these guidelines or had time remaining before compliance was required. Consistent with our stock ownership guidelines, any noncompliance may be considered by the Compensation Committee when making future compensation or promotion decisions.

These stock ownership guidelines are designed to align our executive officers’ interests more closely with those of our stockholders. The chart below shows the significant levels of stock ownership of our Named Executive Officers and the ratio of their ownership to their respective base salaries.

We believe the high level of ownership demonstrates significant alignment with our stockholders.

Shares directly and beneficially owned by our Named Executive Officers count towards satisfaction of our stock ownership guidelines. Vested and unvested stock options, unvested restricted stock units, and other conditional equity-based awards (including performance-based awards) do not count towards satisfaction of our stock ownership guidelines. However, for purposes of the chart above, unvested restricted stock units held by our Named Executive Officers are included. Values reported in the chart above are as of June 30, 2020, the measurement date for our stock ownership guidelines.

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Tax and Accounting Treatment of Executive Compensation Decisions

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally imposes a $1 million limit on the amount of compensation paid to “covered employees” (as defined in Section 162(m)) that a public corporation may deduct for federal income tax purposes in any year. The “Tax Cuts and Jobs Act,” enacted in 2017, repealed the performance-based compensation exception to the Section 162(m) deduction limitation for tax years beginning after December 31, 2017. In addition, the Tax Cuts and Jobs Act generally expanded the scope of who is considered a “covered employee.” With these changes, compensation paid to certain of our executives will be subject to the $1 million per year deduction limitation imposed by Section 162(m). While we will continue to monitor our compensation programs in light of the deduction limitation imposed by Section 162(m), our Compensation Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of the Company and our stockholders. As a result, we have not adopted a policy requiring that all compensation be fully deductible. The Compensation Committee may conclude that paying compensation at levels in excess of the limits under Section 162(m) is in the best interests of the Company and our stockholders. It is likely that the Company will not be able to deduct for federal income tax purposes a portion of the compensation paid to our Named Executive Officers in 2022.

Many other Code provisions and accounting rules affect the payment of executive compensation and are generally taken into consideration as our compensation arrangements are developed. Our goal is to create and maintain compensation arrangements that are efficient, effective and in full compliance with these requirements.

Risk Assessment

We have reviewed our compensation policies and practices to determine whether they create risks that are reasonably likely to have a material adverse effect on our Company. In connection with this risk assessment, we reviewed the design of our compensation and benefits program and related policies and determined that certain features of our programs and corporate governance generally help mitigate risk. Among the factors considered were the mix of cash and equity compensation, the balance between short- and long-term objectives of our incentive compensation, the degree to which programs provide for discretion to determine payout amounts, and our general governance structure.

Our Compensation Committee believes that evaluating overall business performance and implementing Company objectives assists in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. Several features of our programs reflect sound risk-management practices.

•	The Compensation Committee believes our overall compensation program provides a reasonable balance between short- and long-term objectives, which helps mitigate the risk of excessive risk-taking in the short term.
•	The metrics that determine ultimate value awarded under our incentive compensation programs are associated with total Company value. We do not believe these metrics create pressure to meet specific financial or individual performance goals.
•	The mix of time- and performance-based equity awards and multi-year vesting of our equity awards discourages excessive risk-taking and undue focus on short-term gains that may not be sustainable.

Due to the foregoing program features, the Compensation Committee concluded that our compensation policies and practices for all employees, including our Named Executive Officers, are not reasonably likely to have a material adverse effect on the Company.

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Tally Sheets

The Compensation Committee uses tally sheets as a reference point in reviewing and establishing our Named Executive Officers’ compensation. The tally sheets provide a holistic view of all material elements of our Named Executive Officers’ compensation, including base salary, annual cash incentive awards, long-term equity incentive awards and indirect compensation such as perquisites and retirement benefits. Tally sheets also demonstrate the amounts each executive could potentially receive under various termination and change in control scenarios, and include a summary of all shares beneficially owned.

Hedging and Pledging Prohibitions

Our Insider Trading Policy prohibits our Named Executive Officers from engaging in speculative transactions involving our common stock, including buying or selling puts or calls, short sales, purchasing securities on margin, or otherwise hedging the risk of ownership of such securities. The Insider Trading Policy also prohibits our Named Executive Officers from pledging shares of such securities as collateral.

Clawback Policy

We have adopted a general clawback policy covering long-term incentive award plans and arrangements. The clawback policy applies to our current Named Executive Officers as well as certain of our former Named Executive Officers. Generally, recoupment of compensation would be triggered under the policy in the event of a financial restatement caused by fraud or intentional misconduct. In the event of such misconduct, we may recoup performance-based equity compensation that was granted, earned or vested based wholly or in part upon the attainment of any financial reporting measure during the period in which such misconduct took place. The clawback policy gives the policy administrator discretion to determine whether a clawback of compensation should be initiated in any given case, as well as the discretion to make other determinations, including whether a covered individual’s conduct meets a specified standard, the amount of compensation to be clawed back, and the form of reimbursement. In addition, the Prior LTIP and the AR LTIP generally provide that, to the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Compensation Committee, all awards under the Prior LTIP and the AR LTIP are subject to the provisions of any clawback policy the Company implements.

In October of 2022, the final clawback rules pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 were adopted, and in February of 2023, the New York Stock Exchange proposed listing standards in accordance with the final clawback rules. The Company intends to revise its clawback policy to comply with the final clawback rules and related NYSE listing standards by the applicable deadline.

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Compensation Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, and at the recommendation of the Compensation Committee, the Board of Directors has determined that the Compensation Discussion and Analysis should be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K.

Compensation Committee Members*: Robert J. Clark, Chairman Benjamin A. Hardesty W. Howard Keenan Jr.

*	Includes all members of the Compensation Committee as of the time the Compensation Committee Report was approved for inclusion in this Proxy Statement.

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table summarizes, with respect to our Named Executive Officers, information relating to the compensation earned for services rendered in all capacities during the fiscal years ended December 31, 2022, 2021, and 2020. The table reflects only the portion of the compensation earned by our Named Executive Officers attributable to their services to the Company, and does not include compensation earned for services provided to Antero Midstream or its subsidiaries. See above under “Compensation Discussion and Analysis—Implementing Our Compensation Program Objectives—Role of the Antero Midstream Compensation Committee and Allocation of Compensation Expenses” for further discussion of the allocation methodology used.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Paul M. Rady (Chairman of the Board of Directors, Chief Executive Officer and President)	2022	942,500	564,840	21,853,164	1,273,035	8,282	24,641,821
	2021	702,900	—	4,791,874	953,132	8,236	6,456,142
	2020	624,195	861,389	1,948,025	—	10,367	3,443,976
Michael N. Kennedy (Chief Financial Officer, and Sr. Vice President— Finance)	2022	478,500	487,255	7,476,082	497,162	20,207	8,959,206
	2021	362,100	266,667	1,064,852	409,173	19,362	2,122,154
	2020	291,000	284,453	3,200,002	—	21,540	3,796,995
W. Patrick Ash (Sr. Vice President— Reserves, Planning & Midstream)	2022	420,500	331,440	5,980,860	371,365	8,410	7,112,575
	2021	294,650	166,667	1,064,852	283,011	8,236	1,817,416
	2020	265,538	259,563	2,500,002	—	10,367	3,035,470
Yvette K. Schultz (Chief Compliance Officer, Sr. Vice President— Legal, General Counsel and Corporate Secretary)	2022	344,375	134,943	5,750,785	304,135	8,410	6,542,648
	2021	—	—	—	—	—	—
	2020	—	—	—	—	—	—
(1)	For Messrs. Kennedy and Ash, $266,667 and $166,667, respectively, of the amounts reported in this column for 2022 represent the portion of the special cash retention awards granted to such Named Executive Officers during 2020 that vested and were paid out in 2022 and $220,588 and $164,773, respectively, represent the discretionary increases to their annual incentive plan payments as approved by the Compensation Committee. For the remainder of the Named Executive Officers, the amounts reported in this column for 2022 represent the discretionary increases to their annual incentive plan payments as approved by the Compensation Committee.
(2)	The amounts in this column represent the grant date fair value of restricted stock units and performance share units granted to the Named Executive Officers in 2022 pursuant to the AR LTIP, each as computed in accordance with FASB ASC Topic 718. See Note 10 to our consolidated financial statements on Form 10-K for the year ended December 31, 2022, for additional detail regarding assumptions underlying the value of these equity awards. If the maximum level of performance for the annual Net Debt to EBITDAX PSUs granted in April 2022 was achieved, then the value of such award granted to Messrs. Rady, Kennedy, and Ash and Ms. Schultz would be $4,749,958, $1,624,997, $1,299,997, and $1,249,970, respectively. If the maximum level of performance for the Net Debt to EBITDAX PSUs granted in October 2022 was achieved, then the value of such award granted to Messrs. Rady, Kennedy, and Ash and Ms. Schultz would be $5,257,101, $1,798,490, $1,438,733, and $1,388,459, respectively.
(3)	The amounts in this column represent the portion of the annual incentive plan payments made pursuant to actual performance with respect to the originally approved metrics and does not include the discretionary increase of such payments, which is reported in the “Bonus” column of this table.
(4)	The amounts in this column represent the Company’s allocated portion of the amount of the Company’s 401(k) match for fiscal 2022 for each participating Named Executive Officer. Additionally, for Mr. Kennedy, this amount includes $11,126 and $11,797, which is the Company’s allocated portion of the cost of financial services provided to Mr. Kennedy by Ayco Financial Planning and Consulting during 2021 and 2022, respectively.

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Grants of Plan-Based Awards for Fiscal Year 2022

The table below sets forth the awards granted to our Named Executive Officers during 2022, including awards under the 2022 annual cash incentive plan and the performance share units and restricted stock units granted under the AR LTIP.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)(3)	Awards ($)(4)
Paul M. Rady		612,625	1,225,250	2,450,500
(April) Absolute TSR PSUs(5)	4/15/22				—	67,318	134,636		3,199,625
(April) Net Debt to EBITDAX PSUs(6)	4/15/22				—	67,318	134,636		2,374,979
(April) RSUs(7)	4/15/22							134,637	4,749,993
(October) Absolute TSR PSUs(5)	10/19/22				—	71,429	142,858		3,642,879
(October) Net Debt to EBITDAX PSUs(6)	10/19/22				—	71,428	142,856		2,628,550
(October) RSUs(7)	10/19/22							142,857	5,257,138
Michael N. Kennedy		239,250	478,500	957,000
(April) Absolute TSR PSUs(5)	4/15/22				—	23,030	46,060		1,094,616
(April) Net Debt to EBITDAX PSUs(6)	4/15/22				—	23,030	46,060		812,498
(April) RSUs(7)	4/15/22							46,060	1,624,997
(October) Absolute TSR PSUs(5)	10/19/22				—	24,436	48,872		1,246,236
(October) Net Debt to EBITDAX PSUs(6)	10/19/22				—	24,436	48,872		899,245
(October) RSUs(7)	10/19/22							48,872	1,798,490
W. Patrick Ash		178,713	357,425	714,850
(April) Absolute TSR PSUs(5)	4/15/22				—	18,424	36,848		875,693
(April) Net Debt to EBITDAX PSUs(6)	4/15/22				—	18,424	36,848		649,999
(April) RSUs(7)	4/15/22							36,848	1,299,997
(October) Absolute TSR PSUs(5)	10/19/22				—	19,549	39,098		996,999
(October) Net Debt to EBITDAX PSUs(6)	10/19/22				—	19,548	39,096		719,366
(October) RSUs(7)	10/19/22							39,098	1,438,806

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		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)(3)	Awards ($)(4)
Yvette K. Schultz		146,359	292,719	585,438
(April) Absolute TSR PSUs(5)	4/15/22				—	17,715	35,430		841,994
(April) Net Debt to EBITDAX PSUs(6)	4/15/22				—	17,715	35,430		624,985
(April) RSUs(7)	4/15/22							35,430	1,249,970
(October) Absolute TSR PSUs(5)	10/19/22				—	18,797	37,594		958,647
(October) Net Debt to EBITDAX PSUs(6)	10/19/22				—	18,797	37,594		691,730
(October) RSUs(7)	10/19/22							37,594	1,383,459
(1)	These columns represent the threshold, target and maximum amount that may be earned under our 2022 annual cash incentive plan.
(2)	These columns reflect the threshold, target and maximum number of shares that may be earned under performance share units granted to each of Messrs. Rady, Kennedy and Ash and Ms. Schultz on April 15, 2022 and October 19, 2022.
(3)	This column reflects the number of restricted stock units granted to each of Messrs. Rady, Kennedy and Ash and Ms. Schultz on April 15, 2022 and October 19, 2022.
(4)	The amounts in this column represent the grant date fair value of restricted stock units and performance share units granted to the Named Executive Officers pursuant to the AR LTIP, as computed in accordance with FASB ASC Topic 718. See Note 10 to our consolidated financial statements on Form 10-K for the year ended December 31, 2022, for additional detail regarding assumptions underlying the value of these equity awards.
(5)	One quarter of the absolute TSR PSUs granted on April 15, 2022 are earned (or not) based upon our TSR performance for each of four performance periods: (i) from April 15, 2022 to April 15, 2023, (ii) from April 15, 2023 to April 15, 2024, (iii) from April 15, 2024 to April 15, 2025, and (iv) from April 15, 2022 to April 15, 2025. One quarter of the absolute TSR PSUs granted on October 19, 2022 are earned (or not) based upon our TSR performance for each of four performance periods: (i) from January 1, 2023 to December 31, 2023, (ii) from January 1, 2024 to December 31, 2024, (iii) from January 1, 2025 to December 31, 2025, and (iv) from January 1, 2023 to December 31, 2025. In each case, the Named Executive Officers are each eligible to receive up to 200% of one quarter of the target amount of TSR PSUs awarded, as determined at the end of each applicable performance period (subject to continued service through the fourth and final performance period). There is no performance threshold applicable to the absolute TSR PSUs, but if TSR performance falls between zero and target performance (15% absolute TSR for the April 15, 2022 awards and 10% absolute TSR for the October 19, 2022 awards) or between target and maximum performance (20% absolute TSR), then the number of absolute TSR PSUs that will become vested and earned will be determined using linear interpolation between the relevant performance levels.
(6)	One third of the Net Debt to EBITDAX PSUs granted on April 15, 2022 are earned (or not) based upon our Net Debt to EBITDAX multiple for each of three performance periods: (i) from January 1, 2022 to December 31, 2022, (ii) from January 1, 2023 to December 31, 2023, and (iii) from January 1, 2024 to December 31, 2024. One third of the Net Debt to EBITDAX PSUs granted on October 19, 2022 are earned (or not) based upon our Net Debt to EBITDAX multiple for each of three performance periods: (i) from January 1, 2023 to December 31, 2023, (ii) from January 1, 2024 to December 31, 2024, and (iii) from January 1, 2025 to December 31, 2025. In each case, the Named Executive Officers are each eligible to receive up to 200% of one third of the target amount of Net Debt to EBTIDAX PSUs awarded, as determined at the end of each applicable performance period. There is no performance threshold applicable to the Net Debt to EBITDAX PSUs, but if the Net Debt to EBITDAX multiple falls between 2.5x (or higher) and target performance (2.0x) or between target and maximum performance (1.5x), then the number of Net Debt to EBITDAX PSUs that will become vested and earned will be determined using linear interpolation between the relevant performance levels.
(7)	The restricted stock units granted to the Named Executive Officers on April 15, 2022 are subject to ratable vesting on the first three anniversaries of April 15, 2022, in each case, subject to such Named Executive Officer’s continued employment through such date. The restricted stock units granted to the Named Executive Officers on October 19, 2022 are subject to ratable vesting on the first three anniversaries of October 15, 2022, in each case, subject to such Named Executive Officer’s continued employment through such date.

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Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following is a discussion of material factors necessary to an understanding of the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards for Fiscal Year 2022 table.

Performance Share Units

The Compensation Committee granted annual performance share units to our Named Executive Officers in April 2022. Fifty percent of the performance share units will be earned (or not) based upon absolute TSR measured over four performance periods spanning each of the three years following grant, plus a cumulative period of three years following grant; and 50% of the performance share units will be earned (or not) based upon our Net Debt to EBITDAX multiple measured over three performance periods spanning the calendar year inclusive of grant and each of the two calendar years following grant.

The Compensation Committee also granted the Named Executive Officers additional performance share units in October 2022. These performance share units are intended to correct a misalignment between pay and performance. Fifty percent of such performance share units will be earned (or not) based upon absolute TSR measured over four performance periods spanning each of the three calendar years following grant, plus a cumulative period of three calendar years following grant; and 50% of the performance share units will be earned (or not) based upon our Net Debt to EBITDAX multiple measured over three performance periods spanning the three calendar years following grant.

Generally, the performance share units will not vest until the last date of the final performance period applicable to such performance share units. The potential acceleration and forfeiture events related to these performance share units are described in greater detail under the heading “Potential Payments Upon Termination or Change in Control” below.

Restricted Stock Units

The Compensation Committee granted restricted stock units to each of our Named Executive Officers in April 2022 and October 2022. The October grant of restricted stock units are intended to correct a misalignment between pay and performance. The restricted stock units vest over a three-year period, if such employees remain continuously employed by us from the grant date through the applicable vesting date. The potential acceleration and forfeiture events related to these restricted stock units are described in greater detail under the heading “Potential Payments Upon Termination or Change in Control” below.

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Outstanding Equity Awards at 2022 Fiscal Year-End

The following table provides information concerning equity awards granted by the Company to our Named Executive Officers that had not vested as of December 31, 2022.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Unexercisable (#)	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Units That Have Not Vested (#)	Market Value of Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Paul M. Rady
Restricted Stock Units(3)					1,135,028	35,174,518
Performance Share Units(4)							642,927	19,924,308
Stock Options	—	100,000	50.00	4/15/25
Michael N. Kennedy
Restricted Stock Units(3)					644,124	19,961,403
Performance Share Units(4)							122,269	3,789,116
Stock Options	—	25,000	50.00	4/15/25
Stock Options	—	60,000	54.15	10/16/23
W. Patrick Ash					530,260	16,432,757
Restricted Stock Units(3)							104,817	3,248,279
Performance Share Units(4)
Yvette K. Schultz					153,744	4,764,527
Restricted Stock Units(3)						—	67,119	2,080,018
Performance Share Units(4)

(1)	The amounts reflected in this column represent the market value of our common stock underlying (i) the unvested restricted stock units and (ii) the performance share units for which performance has been achieved but which require continued service, in each case, held by the Named Executive Officers, computed based on the closing price of our common stock on December 30, 2022, which was $30.99 per share.
(2)	The amounts reflected in this column represent the market value of our common stock underlying the performance share units reported in the preceding column, computed based on the closing price of our common stock on December 30, 2022, which was $30.99 per share.

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(3)	The amounts in this row represent unvested restricted stock units and unvested performance share units for which the maximum applicable performance goals have been achieved held by each Named Executive Officer that vested or vest on the applicable remaining vesting dates as follows, subject to the Named Executive Officer’s continued employment:

Name	Award	Number Unvested on 12/31/2022	Vesting Schedule	Remaining Vesting Dates
Paul M. Rady	2020 RSU	167,500	Ratable	April 15, 2023 and April 15, 2024
	2021 RSU	177,258	Ratable	April 15, 2023, April 15, 2024 and April 15, 2025
	2022 (April) RSU	134,637	Ratable	April 15, 2023, April 15, 2024 and April 15, 2025
	2022 (October) RSU	142,857	Ratable	October 15, 2023, October 15, 2024, October 15, 2025
	2020 Absolute TSR PSU	125,624	Vest in full	April 15, 2023
	2020 Relative TSR PSU	125,624	Vest in full	April 15, 2023
	2021 Absolute TSR PSU	59,086	Vest in full	April 15, 2024
	2021 Net Debt to EBITDAX PSU	157,562	Vest in full	December 31, 2023
	2022 (April) Net Debt to EBITDAX PSU	44,880	Vest in full	December 31, 2024
Michael N. Kennedy	2020 RSU	446,305	Ratable	January 20, 2023
	2021 RSU	39,391	Ratable	April 15, 2023, April 15, 2024 and April 15, 2025
	2022 (April) RSU	46,060	Ratable	April 15, 2023, April 15, 2024 and April 15, 2025
	2022 (October) RSU	48,872	Ratable	October 15, 2023, October 15, 2024, October 15, 2025
	2021 Absolute TSR PSU	13,130	Vest in full	April 15, 2024
	2021 Net Debt to EBITDAX PSU	35,012	Vest in full	December 31, 2024
	2022 (April) Net Debt to EBITDAX PSU	15,354	Vest in full	December 31, 2024
W. Patrick Ash	2019 RSU	5,821	Ratable	April 15, 2023
	2020 RSU	348,676	Ratable	January 20, 2023
	2021 RSU	39,391	Ratable	April 15, 2023, April 15, 2024 and April 15, 2025
	2022 (April) RSU	36,848	Ratable	April 15, 2023, April 15, 2024 and April 15, 2025
	2022 (October) RSU	39,098	Ratable	October 15, 2023, October 15, 2024, October 15, 2025
	2021 Absolute TSR PSU	13,130	Vest in full	April 15, 2024
	2021 Net Debt to EBITDAX PSU	35,012	Vest in full	December 31, 2024
	2022 (April) Net Debt to EBITDAX PSU	12,284	Vest in full	December 31, 2024
Yvette K. Schultz	2019 RSU	5,821	Ratable	April 15, 2023
	2020 RSU	43,394	Ratable	April 15, 2023 and April 15, 2024
	2021 RSU	19,695	Ratable	April 15, 2023, April 15, 2024 and April 15, 2025
	2022 (April) RSU	35,430	Ratable	April 15, 2023, April 15, 2024 and April 15, 2025
	2022 (October) RSU	37,594	Ratable	October 15, 2023, October 15, 2024, October 15, 2025
	2022 (April) Net Debt to EBITDAX PSU	11,810	Vest in full	December 31, 2024

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(4)	This row includes outstanding performance share units as set forth below. The amounts included in the below table reflect (A) target performance for all performance share units for which the applicable performance periods had not yet begun as of December 31, 2022 because no such performance share units have a threshold and (B) reflect one tier above actual performance as of December 31, 2022 for all performance share units for which the applicable performance periods had begun as of December 31, 2022 but were not yet completed as of such date. Performance share units for which the applicable performance period was completed as of December 31, 2022 but which require each Named Executive Officer’s continued employment through a later date are reported in the “Number of Units That Have Not Vested” column and described in Footnote 3 to this table. The actual number of shares earned pursuant to performance share units may vary substantially from the amounts set forth above based on actual performance through the end of the applicable performance period.

Name	Award	Number of Unvested PSUs on 12/31/2022	Reported Performance Level	Applicable Performance Period and Performance Period End Date
Paul M. Rady	2020 Absolute TSR PSU	41,875	Target	One-year performance period ending April 15, 2023
	2020 Absolute TSR PSU	62,812	Maximum	Three-year performance period ending April 15, 2023
	2020 Relative TSR PSU	62,812	Maximum	One-year performance period ending April 15, 2023
	2020 Relative TSR PSU	62,812	Maximum	Three-year performance period ending April 15, 2023
	2021 Absolute TSR PSU	29,543	Target	One-year performance period ending April 15, 2023
	2021 Absolute TSR PSU	29,543	Target	One-year performance period ending April 15, 2024
	2021 Absolute TSR PSU	59,086	Maximum	Three-year performance period ending April 15, 2024
	2021 Net Debt to EBITDAX PSU	39,391	Target	One-year performance period ending December 31, 2023
	2022 (April) Absolute TSR PSU	16,830	Target	One-year performance period ending April 15, 2023
	2022 (April) Absolute TSR PSU	16,830	Target	One-year performance period ending April 15, 2024
	2022 (April) Absolute TSR PSU	16,829	Target	One-year performance period ending April 15, 2025
	2022 (April) Absolute TSR PSU	16,829	Target	Three-year performance period ending April 15, 2025
	2022 (April) Net Debt to EBITDAX PSU	22,439	Target	One-year performance period ending December 31, 2023
	2022 (April) Net Debt to EBITDAX PSU	22,439	Target	One-year performance period ending December 31, 2024
	2022 (October) Absolute TSR PSU	17,857	Target	One-year performance period ending December 31, 2023
	2022 (October) Absolute TSR PSU	17,857	Target	One-year performance period ending December 31, 2024
	2022 (October) Absolute TSR PSU	17,857	Target	One-year performance period ending December 31, 2025
	2022 (October) Absolute TSR PSU	17,858	Target	Three-year performance period ending December 31, 2025
	2022 (October) Net Debt to EBITDAX PSU	23,809	Target	One-year performance period ending December 31, 2023
	2022 (October) Net Debt to EBITDAX PSU	23,809	Target	One-year performance period ending December 31, 2024
	2022 (October) Net Debt to EBITDAX PSU	23,810	Target	One-year performance period ending December 31, 2025

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Name	Award	Number of Unvested PSUs on 12/31/2022	Reported Performance Level	Applicable Performance Period and Performance Period End Date
Michael N. Kennedy	2021 Absolute TSR PSU	6,565	Target	One-year performance period ending April 15, 2023
	2021 Absolute TSR PSU	6,565	Target	One-year performance period ending April 15, 2024
	2021 Absolute TSR PSU	13,130	Maximum	Three-year performance period ending April 15, 2024
	2021 Net Debt to EBITDAX PSU	8,754	Target	One-year performance period ending December 31, 2023
	2022 (April) Absolute TSR PSU	5,758	Target	One-year performance period ending April 15, 2023
	2022 (April) Absolute TSR PSU	5,758	Target	One-year performance period ending April 15, 2024
	2022 (April) Absolute TSR PSU	5,757	Target	One-year performance period ending April 15, 2025
	2022 (April) Absolute TSR PSU	5,757	Target	Three-year performance period ending April 15, 2025
	2022 (April) Net Debt to EBITDAX PSU	7,677	Target	One-year performance period ending December 31, 2023
	2022 (April) Net Debt to EBITDAX PSU	7,676	Target	One-year performance period ending December 31, 2024
	2022 (October) Absolute TSR PSU	6,109	Target	One-year performance period ending December 31, 2023
	2022 (October) Absolute TSR PSU	6,109	Target	One-year performance period ending December 31, 2024
	2022 (October) Absolute TSR PSU	6,109	Target	One-year performance period ending December 31, 2025
	2022 (October) Absolute TSR PSU	6,109	Target	Three-year performance period ending December 31, 2025
	2022 (October) Net Debt to EBITDAX PSU	8,146	Target	One-year performance period ending December 31, 2023
	2022 (October) Net Debt to EBITDAX PSU	8,145	Target	One-year performance period ending December 31, 2024
	2022 (October) Net Debt to EBITDAX PSU	8,145	Target	One-year performance period ending December 31, 2025
W. Patrick Ash	2021 Absolute TSR PSU	6,565	Target	One-year performance period ending April 15, 2023
	2021 Absolute TSR PSU	6,565	Target	One-year performance period ending April 15, 2024
	2021 Absolute TSR PSU	13,130	Maximum	Three-year performance period ending April 15, 2024
	2021 Net Debt to EBITDAX PSU	8,754	Target	One-year performance period ending December 31, 2023
	2022 (April) Absolute TSR PSU	4,606	Target	One-year performance period ending April 15, 2023
	2022 (April) Absolute TSR PSU	4,606	Target	One-year performance period ending April 15, 2024
	2022 (April) Absolute TSR PSU	4,606	Target	One-year performance period ending April 15, 2025
	2022 (April) Absolute TSR PSU	4,606	Target	Three-year performance period ending April 15, 2025
	2022 (April) Net Debt to EBITDAX PSU	6,141	Target	One-year performance period ending December 31, 2023

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Name	Award	Number of Unvested PSUs on 12/31/2022	Reported Performance Level	Applicable Performance Period and Performance Period End Date
	2022 (April) Net Debt to EBITDAX PSU	6,141	Target	One-year performance period ending December 31, 2024
	2022 (October) Absolute TSR PSU	4,887	Target	One-year performance period ending December 31, 2023
	2022 (October) Absolute TSR PSU	4,887	Target	One-year performance period ending December 31, 2024
	2022 (October) Absolute TSR PSU	4,888	Target	One-year performance period ending December 31, 2025
	2022 (October) Absolute TSR PSU	4,887	Target	Three-year performance period ending December 31, 2025
	2022 (October) Net Debt to EBITDAX PSU	6,516	Target	One-year performance period ending December 31, 2023
	2022 (October) Net Debt to EBITDAX PSU	6,516	Target	One-year performance period ending December 31, 2024
	2022 (October) Net Debt to EBITDAX PSU	6,516	Target	One-year performance period ending December 31, 2025
Yvette K. Schultz	2022 (April) Absolute TSR PSU	4,429	Target	One-year performance period ending April 15, 2023
	2022 (April) Absolute TSR PSU	4,429	Target	One-year performance period ending April 15, 2024
	2022 (April) Absolute TSR PSU	4,429	Target	One-year performance period ending April 15, 2025
	2022 (April) Absolute TSR PSU	4,428	Target	Three-year performance period ending April 15, 2025
	2022 (April) Net Debt to EBITDAX PSU	5,905	Target	One-year performance period ending December 31, 2023
	2022 (April) Net Debt to EBITDAX PSU	5,905	Target	One-year performance period ending December 31, 2024
	2022 (October) Absolute TSR PSU	4,699	Target	One-year performance period ending December 31, 2023
	2022 (October) Absolute TSR PSU	4,699	Target	One-year performance period ending December 31, 2024
	2022 (October) Absolute TSR PSU	4,699	Target	One-year performance period ending December 31, 2025
	2022 (October) Absolute TSR PSU	4,700	Target	Three-year performance period ending December 31, 2025
	2022 (October) Net Debt to EBITDAX PSU	6,265	Target	One-year performance period ending December 31, 2023
	2022 (October) Net Debt to EBITDAX PSU	6,266	Target	One-year performance period ending December 31, 2024
	2022 (October) Net Debt to EBITDAX PSU	6,266	Target	One-year performance period ending December 31, 2025

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Option Exercises and Stock Vested in Fiscal Year 2022

The following table provides information concerning equity awards that vested or were exercised by our Named Executive Officers during the 2022 fiscal year.

	Option Awards(1)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Paul M. Rady	—	—	1,167,284	41,818,780
Michael N. Kennedy	—	—	622,414	14,020,092
W. Patrick Ash	—	—	419,225	8,503,603
Yvette K Schultz	—	—	82,518	2,898,534

(1)	There were no stock option exercises during the 2022 fiscal year.
(2)	This column reflects the number of restricted stock units and performance share units held by each Named Executive Officer that vested during the 2022 fiscal year.
(3)	The amounts reflected in this column represent the aggregate market value realized by each Named Executive Officer upon vesting of the restricted stock units and the performance share units, computed based on the closing price of our common stock on the applicable vesting date.

Pension Benefits

We do not provide pension benefits to our employees.

Nonqualified Deferred Compensation

We do not provide nonqualified deferred compensation benefits to our employees.

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Potential Payments Upon Termination or Change in Control

Prior LTIP and AR LTIP Awards

Cash Retention Awards, Restricted Stock Units and Stock Options

Any unvested cash retention awards, restricted stock units, or stock options subject to time-based vesting criteria granted to our Named Executive Officers under the Prior LTIP and the AR LTIP will become immediately fully vested (and, in the case of stock options granted under the Prior LTIP, fully exercisable to the extent not already fully exercisable) if the applicable Named Executive Officer’s employment with us terminates due to his death or “disability” or in the event of a “change in control” (as such terms are defined in the Prior LTIP or AR LTIP, as applicable). Such awards will be forfeited for zero consideration in connection with all other termination scenarios.

Performance Share Units

•	2020 Absolute TSR and Relative TSR Performance Share Units Granted Under the AR LTIP to Messrs. Rady and Kennedy:
	–	Upon a Named Executive Officer’s termination due to his death or “disability” or upon the occurrence of a “change in control,” (i) any continued employment conditions will be deemed satisfied on the date of such termination of employment or the “change in control” for the portion of the performance share units subject to a performance period that has been completed as of the date of such termination of employment or “change in control,” and such performance share units will be settled based on the actual level of performance achieved, (ii) any performance period that has begun but has not been completed will end on the date of such termination of employment or “change in control,” and the portion of the performance share units subject to such performance period will be settled based on the actual level of performance achieved as of such date, and (iii) the target number of performance share units that are subject to a performance period that has not yet begun as of the date of such termination of employment or “change in control” will be settled.
	–	The Named Executive Officer’s termination of employment for any reason other than for “cause” that occurs after April 15, 2021, will result in (i) the satisfaction of any continued employment conditions for the portion of the performance share units subject to a performance period that has been completed as of the date of such termination of employment, (ii) settlement of the number of performance share units subject to a completed performance period based on the actual level of performance achieved, (iii) the deemed ending of the three-year performance period applicable to such performance share units as of the date of such termination of employment, and (iv) settlement of a prorated portion of the performance share units subject to such three-year performance period based on the actual level of performance achieved as of the date of such termination of employment. For the avoidance of doubt, if any one-year performance period applicable to such performance share units has not been completed as of the date of such termination of employment, the number of performance share units subject to such performance period will be forfeited for zero consideration as of the date of such termination of employment.
•	2021 Absolute TSR Performance Share Units Granted Under the AR LTIP to Messrs. Rady, Kennedy and Ash:
	–	Upon a Named Executive Officer’s termination due to his death or “disability” or upon the occurrence of a “change in control,” (i) any continued employment conditions will be deemed satisfied on the date of such termination of employment or the “change in control” for the portion of the performance share units subject to a performance period that has been completed as of the date of such termination of employment or “change in control,” and such performance share units will be settled based on the actual level of performance achieved, (ii) any performance period that has begun but has not been completed will end on

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the date of such termination of employment or “change in control,” and the portion of the performance share units subject to such performance period will be settled based on the actual level of performance achieved as of such date, and (iii) the target number of performance share units that are subject to a performance period that has not yet begun as of the date of such termination of employment or “change in control” will be settled.
	–	The Named Executive Officer’s termination of employment for any reason other than for “cause” that occurs after April 15, 2022, will result in (i) the satisfaction of any continued employment conditions for the portion of the performance share units subject to a performance period that has been completed as of the date of such termination of employment, (ii) settlement of the number of performance share units subject to a completed performance period based on the actual level of performance achieved, (iii) the deemed ending of the three-year performance period applicable to such performance share units as of the date of such termination of employment, and (iv) settlement of a prorated portion of the performance share units subject to such three-year performance period based on the actual level of performance achieved as of the date of such termination of employment. For the avoidance of doubt, if such termination of employment occurs prior to April 15, 2022, then all performance share units will be forfeited for zero consideration as of the date of such termination of employment, and if any one-year performance period applicable to such performance share units has not yet begun as of the date of such termination of employment, the number of performance share units subject to such performance period will be forfeited for zero consideration as of the date of such termination of employment.
•	2021 Net Debt to EBITDAX Performance Share Units Granted Under the AR LTIP to Messrs. Rady, Kennedy and Ash:
	–	Upon a Named Executive Officer’s termination due to his death or “disability” or upon the occurrence of a “change in control,” (i) any continued employment conditions will be deemed satisfied on the date of such termination of employment or the “change in control” for the portion of the performance share units subject to a performance period that has been completed as of the date of such termination of employment or “change in control,” and such performance share units will be settled based on the actual level of performance achieved, (ii) any performance period that has begun but has not been completed will end on the date of such termination of employment or “change in control,” and the portion of the performance share units subject to such performance period will be settled based on the actual level of performance achieved as of such date, and (iii) the target number of performance share units that are subject to a performance period that has not yet begun as of the date of such termination of employment or “change in control” will be settled.
	–	The Named Executive Officer’s termination of employment for any reason other than for “cause” that occurs on or after December 31, 2021 will result in (i) the satisfaction of any continued employment conditions for the portion of the performance share units subject to a performance period that has been completed as of the date of such termination of employment, (ii) settlement of the number of performance share units subject to a completed performance period based on the actual level of performance achieved and (iii) forfeiture of all such performance share units subject to a performance period that has not yet begun or is not yet completed as of the date of such termination of employment for zero consideration.
•	2022 (April) Absolute TSR Performance Share Units Granted Under the AR LTIP to Messrs. Rady, Kennedy and Ash and Ms. Schultz:
	–	Upon a Named Executive Officer’s termination due to his death or “disability” or upon the occurrence of a “change in control,” (i) any continued employment conditions will be deemed satisfied on the date of such termination of employment or the “change in control” for the portion of the performance share units subject to a performance period that has been completed as of the date of such termination of employment or “change in control,” and such performance share units will be settled based on the actual level of performance achieved, (ii) any performance period that has begun but has not been completed will end on the date of such termination of employment or “change in control,” and the portion of the performance share units subject to such performance period will be settled based on the actual level of performance achieved as of such date, and (iii) the target number of performance share units that are subject to a performance period that has not yet begun as of the date of such termination of employment or “change in control” will be settled.

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	–	The Named Executive Officer’s termination of employment for any reason other than for “cause” that occurs after April 15, 2023, will result in (i) the satisfaction of any continued employment conditions for the portion of the performance share units subject to a performance period that has been completed as of the date of such termination of employment, (ii) settlement of the number of performance share units subject to a completed performance period based on the actual level of performance achieved, (iii) the deemed ending of the three-year performance period applicable to such performance share units as of the date of such termination of employment, and (iv) settlement of a prorated portion of the performance share units subject to such three-year performance period based on the actual level of performance achieved as of the date of such termination of employment. For the avoidance of doubt, if such termination of employment occurs prior to April 15, 2023, then all performance share units will be forfeited for zero consideration as of the date of such termination of employment, and if any one-year performance period applicable to such performance share units has not yet begun as of the date of such termination of employment, the number of performance share units subject to such performance period will be forfeited for zero consideration as of the date of such termination of employment.
•	2022 (April) Net Debt to EBITDAX Performance Share Units Granted Under the AR LTIP to Messrs. Rady, Kennedy and Ash and Ms. Schultz:
	–	Upon a Named Executive Officer’s termination due to his death or “disability” or upon the occurrence of a “change in control,” (i) any continued employment conditions will be deemed satisfied on the date of such termination of employment or the “change in control” for the portion of the performance share units subject to a performance period that has been completed as of the date of such termination of employment or “change in control,” and such performance share units will be settled based on the actual level of performance achieved, (ii) any performance period that has begun but has not been completed will end on the date of such termination of employment or “change in control,” and the portion of the performance share units subject to such performance period will be settled based on the actual level of performance achieved as of such date, and (iii) the target number of performance share units that are subject to a performance period that has not yet begun as of the date of such termination of employment or “change in control” will be settled.
	–	The Named Executive Officer’s termination of employment for any reason other than for “cause” that occurs on or after December 31, 2022 will result in (i) the satisfaction of any continued employment conditions for the portion of the performance share units subject to a performance period that has been completed as of the date of such termination of employment, (ii) settlement of the number of performance share units subject to a completed performance period based on the actual level of performance achieved and (iii) forfeiture of all such performance share units subject to a performance period that has not yet begun or is not yet completed as of the date of such termination of employment for zero consideration.
•	2022 (October) Absolute TSR Performance Share Units Granted Under the AR LTIP to Messrs. Rady, Kennedy and Ash and Ms. Schultz:
	–	Upon a Named Executive Officer’s termination due to his death or “disability” or upon the occurrence of a “change in control,” (i) any continued employment conditions will be deemed satisfied on the date of such termination of employment or the “change in control” for the portion of the performance share units subject to a performance period that has been completed as of the date of such termination of employment or “change in control,” and such performance share units will be settled based on the actual level of performance achieved, (ii) any performance period that has begun but has not been completed will end on the date of such termination of employment or “change in control,” and the portion of the performance share units subject to such performance period will be settled based on the actual level of performance achieved as of such date, and (iii) the target number of performance share units that are subject to a performance period that has not yet begun as of the date of such termination of employment or “change in control” will be settled.
	–	The Named Executive Officer’s termination of employment for any reason other than for “cause” will result in (i) the satisfaction of any continued

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employment conditions for the portion of the performance share units subject to a performance period that has been completed as of the date of such termination of employment, (ii) settlement of the number of performance share units subject to a completed performance period based on the actual level of performance achieved, (iii) the deemed ending of the three-year performance period applicable to such performance share units as of the date of such termination of employment, and (iv) settlement of a prorated portion of the performance share units subject to such three-year performance period based on the actual level of performance achieved as of the date of such termination of employment and the number of completed one-year performance periods as of the date of such termination of employment. For the avoidance of doubt, if any one-year performance period applicable to such performance share units has not yet begun as of the date of such termination of employment, the number of performance share units subject to such performance period will be forfeited for zero consideration as of the date of such termination of employment, and if the first one-year performance period has not yet been completed as of the date of such termination of employment, the number of performance share units subject to the three-year performance period will be forfeited for zero consideration as of the date of such termination of employment.
•	2022 (October) Net Debt to EBITDAX Performance Share Units Granted Under the AR LTIP to Messrs. Rady, Kennedy and Ash and Ms. Schultz:
	–	Upon a Named Executive Officer’s termination due to his death or “disability” or upon the occurrence of a “change in control,” (i) any continued employment conditions will be deemed satisfied on the date of such termination of employment or the “change in control” for the portion of the performance share units subject to a performance period that has been completed as of the date of such termination of employment or “change in control,” and such performance share units will be settled based on the actual level of performance achieved, (ii) any performance period that has begun but has not been completed will end on the date of such termination of employment or “change in control,” and the portion of the performance share units subject to such performance period will be settled based on the actual level of performance achieved as of such date, and (iii) the target number of performance share units that are subject to a performance period that has not yet begun as of the date of such termination of employment or “change in control” will be settled.
	–	The Named Executive Officer’s termination of employment for any reason other than for “cause” will result in (i) the satisfaction of any continued employment conditions for the portion of the performance share units subject to a performance period that has been completed as of the date of such termination of employment, (ii) settlement of the number of performance share units subject to a completed performance period based on the actual level of performance achieved and (iii) forfeiture of all such performance share units subject to a performance period that has not yet begun or is not yet completed as of the date of such termination of employment for zero consideration.

Definitions

For purposes of the awards granted under the Prior LTIP and the AR LTIP, a Named Executive Officer will be considered to have incurred a “disability” if the executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of at least 12 months.

For purposes of the awards granted under the Prior LTIP, a “change in control” generally means the occurrence of any of the following events:

•	A person or group of persons acquires beneficial ownership of 50% or more of either (a) the outstanding shares of our common stock or (b) the combined voting power of our voting securities entitled to vote in the election of directors, in each case with the exception of (i) any acquisition

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directly from us, (ii) any acquisition by us or any of our affiliates, or (iii) any acquisition by any employee benefit plan sponsored or maintained by us or any entity controlled by us;
•	The incumbent members of the Board cease for any reason to constitute at least a majority of the Board;
•	The consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of our assets, or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) our outstanding common stock immediately prior to such Business Combination represents more than 50% of the outstanding common equity interests and the outstanding voting securities entitled to vote in the election of directors of the surviving entity, (B) no person or group of persons beneficially owns 20% or more of the common equity interests of the surviving entity or the combined voting power of the voting securities entitled to vote generally in the election of directors of such surviving entity, and (C) at least a majority of the members of the board of directors of the surviving entity were members of the incumbent Board at the time of the execution of the initial agreement or corporate action providing for such Business Combination; or
•	Approval by our stockholders of a complete liquidation or dissolution of the Company.

For purposes of the awards granted under the AR LTIP, a “change in control” generally has the same meaning as given to such term in the Prior LTIP, except that the second prong of such definition has been clarified as follows:

•	The incumbent members of the Board cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director that is approved by a vote of at least two-thirds of the incumbent members of the Board shall be considered an incumbent member of the Board for these purposes.

For purposes of the 2020, 2021 and 2022 performance share units granted under the AR LTIP, “cause” shall mean a finding by the Compensation Committee of the executive’s: (i) final conviction of, or plea of nolo contendere to, a crime that constitutes a felony (or state law equivalent); (ii) gross negligence or willful misconduct in the performance of the executive’s duties that would reasonably be expected to have a material adverse economic effect on us or any of our affiliates; (iii) willful failure without proper legal reason to perform the executive’s duties; or (iv) a material breach of any material provision of the applicable award agreement or any other written agreement or corporate policy or code of conduct established by us or any of our affiliates that would reasonably be expected to have a material adverse economic effect on us or any of our affiliates.

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Quantification of Benefits

The following table summarizes the compensation and other benefits that would have become payable to each Named Executive Officer, assuming such Named Executive Officer was terminated either (i) as a result of his death or disability or (ii) for any reason other than cause or a change in control of the Company, in each case, on December 31, 2022. The restricted stock units, performance share units and, once exercised, the stock options represent a direct interest in shares of our common stock, which had a closing price on December 30, 2022, of $30.99 per share.

Name	Cash Retention Awards ($)	Restricted Stock Units ($)	Performance Share Units ($)	Stock Options ($)(3)	Total ($)
Paul M. Rady
Death; Disability; Change in Control(1)	N/A	19,283,589	34,577,847	—	53,816,436
Termination Other Than For Cause	N/A	—	19,103,552	—	19,103,552
Michael N. Kennedy
Death; Disability; Change in Control(1)	266,667	17,993,662	5,543,944	—	23,804,273
Termination Other Than For Cause	—	—	2,102,018	—	2,102,018
W. Patrick Ash
Death; Disability; Change in Control(1)	166,667	14,560,156	4,935,087	—	19,661,910
Termination Other Than For Cause	—	—	2,006,878	—	2,006,878
Yvette K. Schultz
Death; Disability; Change in Control(1)	N/A	4,398,535	2,341,727	—	6,740,262
Termination Other Than For Cause	N/A	—	365,992	—	365,992
(1)	Upon a change in control or upon a Named Executive Officer’s termination of employment due to his death or disability, in each case, on December 31, 2022, acceleration of the outstanding performance share units is as follows:

Award	Applicable Performance Period	Performance Level	Percentage of Award Eligible to Vest, Subject to Performance Specified in “Performance Level” Column of this Table
2020 Absolute TSR PSU	One-year performance period ended April 15, 2021	Actual performance achieved, or 150%	100%
	One-year performance period ended April 15, 2022	Actual performance achieved, or 150%
	One-year performance period ending April 15, 2023	Actual performance, which was trending at 62% on December 31, 2022
	Three-year performance period ending April 15, 2023	Actual performance, which was trending at 150% on December 31, 2022
2020 Relative TSR PSU	One-year performance period ended April 15, 2021	Actual performance achieved, or 150%
	One-year performance period ended April 15, 2022	Actual performance achieved, or 150%
	One-year performance period ending April 15, 2023	Actual performance, which was trending at 150% on December 31, 2022
	Three-year performance period ending April 15, 2023	Actual performance, which was trending at 150% on December 31, 2022
2021 Absolute TSR PSU	One-year performance period ended April 15, 2022	Actual performance achieved, or 200%

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Award	Applicable Performance Period	Performance Level	Percentage of Award Eligible to Vest, Subject to Performance Specified in “Performance Level” Column of this Table
2021 Absolute TSR PSU	One-year performance period ending April 15, 2023	Actual performance, which was trending at 62% on December 31, 2022	100%
	One-year performance period ending April 15, 2024	Target performance, or 100%
	Three-year performance period ending April 15, 2024	Actual performance, which was trending at 200% on December 31, 2022
2021 Net Debt to EBITDAX PSU	One-year performance period ended December 31, 2021	Actual performance achieved, or 200%
	One-year performance period ended December 31, 2022	Actual performance achieved, or 200%
	One-year performance period ending December 31, 2023	Target performance, or 100%
2022 (April) Absolute TSR PSU	One-year performance period ending April 15, 2023	Actual performance, which was trending at 62% on December 31, 2022
	One-year performance period ending April 15, 2024	Target performance, or 100%
	One-year performance period ending April 15, 2025	Target performance, or 100%
	Three-year performance period ending April 15, 2025	Actual performance, which was trending at 62% on December 31, 2022
2022 (April) Net Debt to EBITDAX PSU	One-year performance period ended December 31, 2022	Actual performance achieved, or 200%
	One-year performance period ending December 31, 2023	Target performance, or 100%
	One-year performance period ending December 31, 2024	Target performance, or 100%
2022 (October) Absolute TSR PSU	One-year performance period ending December 31, 2023	Target performance, or 100%
	One-year performance period ending December 31, 2024	Target performance, or 100%
	One-year performance period ending December 31, 2025	Target performance, or 100%
	Three-year performance period ending December 31, 2025	Target performance, or 100%
2022 (October) Net Debt to EBITDAX PSU	One-year performance period ending December 31, 2023	Target performance, or 100%
	One-year performance period ending December 31, 2024	Target performance, or 100%
	One-year performance period ending December 31, 2025	Target performance, or 100%
(2)	Upon a Named Executive Officer’s termination other than for cause on December 31, 2022, acceleration of the outstanding performance share units is as follows:

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Award	Applicable Performance Period	Performance Level	Percentage of Award Eligible to Vest, Subject to Performance Specified in “ Performance Level” Column of this Table
2020 Absolute TSR PSU	One-year performance period ended April 15, 2021	Actual performance achieved, or 150%	100% because the applicable performance period had been completed as of December 31, 2022
	One-year performance period ended April 15, 2022	Actual performance achieved, or 150%	100% because the applicable performance period had been completed as of December 31, 2022
	One-year performance period ending April 15, 2023	N/A	0% because such performance period had not yet been completed as of December 31, 2022
	Three-year performance period ending April 15, 2023	Actual performance, which was trending at 150% on December 31, 2022	67% due to proration
2020 Relative TSR PSU	One-year performance period ended April 15, 2021	Actual performance achieved, or 150%	100% because the applicable performance period had been completed as of December 31, 2022
	One-year performance period ended April 15, 2022	Actual performance achieved, or 150%	100% because the applicable performance period had been completed as of December 31, 2022
	One-year performance period ending April 15, 2023	N/A	0% because such performance period had not yet been completed as of December 31, 2022
	Three-year performance period ending April 15, 2023	Actual performance, which was trending at 150% on December 31, 2022	67% due to proration
2021 Absolute TSR PSU	One-year performance period ended April 15, 2022	Actual performance achieved, or 200%	100% because the applicable performance period had been completed as of December 31, 2022
	One-year performance period ending April 15, 2023	N/A	0% because such performance period had not yet been completed as of December 31, 2022
	One-year performance period ending April 15, 2024	N/A	0% because such performance period had not yet been completed as of December 31, 2022
	Three-year performance period ending April 15, 2024	Actual performance, which was trending at 200% on December 31, 2022	33% due to proration

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Award	Applicable Performance Period	Performance Level	Percentage of Award Eligible to Vest, Subject to Performance Specified in “ Performance Level” Column of this Table
2021 Net Debt to EBITDAX PSU	One-year performance period ended December 31, 2021	Actual performance achieved, or 200%	100% because the applicable performance period had been completed as of December 31, 2022
	One-year performance period ended December 31, 2022	Actual performance achieved, or 200%	100% because the applicable performance period had been completed as of December 31, 2022
	One-year performance period ending December 31, 2023	N/A	0% because such performance period had not yet begun as of December 31, 2022
2022 (April) Absolute TSR PSU	One-year performance period ending April 15, 2023	N/A	0% because such performance period had not yet begun as of December 31, 2022
	One-year performance period ending April 15, 2024	N/A	0% because such performance period had not yet begun as of December 31, 2022
	One-year performance period ending April 15, 2025	N/A	0% because such performance period had not yet begun as of December 31, 2022
	Three-year performance period ending April 15, 2025	N/A	0% because such performance period had not yet been completed as of December 31, 2022
2022 (April) Net Debt to EBITDAX PSU	One-year performance period ended December 31, 2022	Actual performance achieved, or 200%	100% because the applicable performance period had been completed as of December 31, 2022
	One-year performance period ending December 31, 2023	N/A	0% because such performance period had not yet begun as of December 31, 2022
	One-year performance period ending December 31, 2024	N/A	0% because such performance period had not yet begun as of December 31, 2022

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Award	Applicable Performance Period	Performance Level	Percentage of Award Eligible to Vest, Subject to Performance Specified in “Performance Level” Column of this Table
2022 (October) Absolute TSR PSU	One-year performance period ending December 31, 2023	N/A	0% because such performance period had not yet begun as of December 31, 2022
	One-year performance period ending December 31, 2024	N/A	0% because such performance period had not yet begun as of December 31, 2022
	One-year performance period ending December 31, 2025	N/A	0% because such performance period had not yet begun as of December 31, 2022
	Three-year performance period ending December 31, 2025	N/A	0% because such performance period had not yet been completed as of December 31, 2022
2022 (October) Net Debt to EBITDAX PSU	One-year performance period ending December 31, 2023	N/A	0% because such performance period had not yet begun as of December 31, 2022
	One-year performance period ending December 31, 2024	N/A	0% because such performance period had not yet begun as of December 31, 2022
	One-year performance period ending December 31, 2025	N/A	0% because such performance period had not yet begun as of December 31, 2022
(3)	Because (i) each of the Named Executive Officer’s stock options were fully vested on December 31, 2022 and (ii) the exercise price of stock options held by our Named Executive Officers exceeded the fair market value of the Company’s common stock on December 31, 2022, no value would have been received by our Named Executive Officers with respect to their stock options in connection with the accelerated vesting of these awards.

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Equity Compensation Plan Information

The following table sets forth information about securities that may be issued under the existing equity compensation plans of the Company as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted – average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
Antero Resources Corporation Long-Term Incentive Plan(2)	1,414,425	$50.86	(3)	—
Antero Resources Corporation 2020 Long- Term Incentive Plan(2)	5,120,243	N/A	(3)	7,601,417
Equity compensation plans not approved by security holders	—	—		—
TOTAL	6,534,668	—		7,601,417
(1)	This column reflects the target number of shares of our common stock subject to performance share units and the number of shares of our common stock subject to restricted stock units and options granted under the Prior LTIP and the AR LTIP, outstanding and unvested as of December 31, 2022. Because the number of shares of common stock to be issued upon settlement of outstanding performance share units is subject to performance conditions, the number of shares of common stock actually issued may be substantially more or less than the number reflected in this column.
(2)	The Prior LTIP was approved by our sole stockholder prior to our IPO and by our stockholders at the 2014 annual meeting of stockholders. The AR LTIP was approved by our stockholders at the 2020 annual meeting of stockholders.
(3)	The calculation of the weighted-average exercise price of outstanding options, warrants and rights under the Prior LTIP excludes restricted stock unit and performance share units granted under the Prior LTIP. Only restricted stock units and performance share units have been granted under the AR LTIP; there is no weighted average exercise price associated with these awards.

Chief Executive Officer Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, this section provides information regarding the relationship of the annual total compensation of all of our employees to the annual total compensation of our Chief Executive Officer, Mr. Rady. For 2022, the median of the annual total compensation of all Company employees (other than our Chief Executive Officer), calculated in accordance with paragraph (c)(2)(x) of Item 402 of Regulation S-K, was $108,203, and the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table, was $24,641,821.

Based on this information, for 2022, the ratio of the annual total compensation of Mr. Rady to the median of the annual total compensation of all of our employees was 228 to 1.

Methodology and Assumptions

We selected December 31, 2022, as the date on which to determine our employee population for purposes of identifying the median of the annual total compensation of all of our employees (other than the Chief Executive Officer) because it was efficient to collect payroll data and other necessary information as of that date. As of December 31, 2022, our employee population consisted of 580 individuals, including all individuals employed by the Company or any of its consolidated subsidiaries, whether as full-time, part-time, seasonal or temporary workers. This population does not include independent contractors. All of our employees are located in the United States.

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In identifying our median employee in 2022, we used the annual total compensation as reported in Box 1 of each employee’s Form W-2 for 2022 provided to the Internal Revenue Service, minus the amount of each employee’s compensation that Antero Midstream reimbursed us for, calculated using the same methodology used to determine the 2022 NEO AM Reimbursement Percentage, as described above under “Compensation Discussion and Analysis—Implementing Our Compensation Program Objectives—Role of the Antero Midstream Compensation Committee and Allocation of Compensation Expenses.” We believe this methodology provides a reasonable basis for determining the allocated portion of each employee’s total annual compensation, and is an economical method of evaluating the total annual compensation of our employees and identifying our median employee. For the 110 employees hired during 2022, we utilized the annual total compensation reported on each such employee’s Form W-2 for 2022 without annualization adjustments, less the amount of such employee’s compensation that Antero Midstream reimbursed us for. No cost-of-living adjustments were made in identifying our median employee, as all of our employees (including our Chief Executive Officer) are located in the United States. This calculation methodology was consistently applied to our entire employee population, determined as of December 31, 2022, to identify our median employee in 2022. After we identified our median employee, we calculated each element of our median employee’s annual compensation for 2022 in accordance with paragraph (c)(2)(x) of Item 402 of Regulation S-K using the allocation methodology described above, which resulted in annual total compensation of $108,203. The difference between our median employee’s total compensation reported on Form W-2 and our median employee’s annual total compensation calculated in accordance with paragraph (c)(2)(x) of Item 402 of Regulation S-K was $22,067. This amount reflects the Company’s 401(k) match and non-cash imputed earnings offset by benefits deductible from gross income. Similarly, the 2022 annual total compensation of our Chief Executive Officer was calculated in accordance with paragraph (c)(2)(x) of Item 402 of Regulation S-K, as reported in the “Total” column of the Summary Compensation Table.

Pay Versus Performance

Pursuant to the amendments to Section 14(i) of the Exchange Act, Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, this section provides information regarding the relationship of compensation paid to our Named Executive Officers (“NEOs”) relative to our financial performance.

The following table summarizes compensation values reported in the Summary Compensation Table for our principal executive officer (“PEO”) and the average for our other NEOs, as compared to “compensation actually paid” or “CAP” and the Company’s financial performance for the years ended December 31, 2022, 2021, and 2020:

	Summary		Average Summary	Average	Value of Initial Fixed $100 Investment Based On:
Year	Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(2)	Compensation Table Total for Non-PEO NEOs(1)	Compensation Actually Paid to Non-PEO NEOs(1)(2)	TSR	Peer Group TSR(3)	Net Income ($MM)	Total Net Debt ($MM)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$24,641,821	$65,573,452	$7,538,143	$14,955,404	$1,087	$244	$1,899	$1,183
2021	$6,456,142	$34,006,228	$1,966,171	$12,904,483	$614	$161	$(187)	$2,125
2020	$3,443,976	$8,091,318	$3,589,822	$7,758,258	$191	$76	$(1,268)	$3,002
(1)	The PEO reflected in columns (b) and (c) represents Paul M. Rady. The non-PEO NEOs reflected in columns (d) and (e) represent the following individuals by year:
	a.	2022: Michael N. Kennedy, W. Patrick Ash and Yvette K. Schultz.
	b.	2021: Alvyn A. Schopp, Michael N. Kennedy, W. Patrick Ash and Glen C. Warren, Jr.
	c.	2020: Glen C. Warren, Jr., Alvyn A. Schopp, Michael N. Kennedy and W. Patrick Ash.
(2)	The Company deducted from and added to the Summary Compensation Table total compensation the following amounts to calculate compensation actually paid in accordance with Item 402(v) of Regulation S-K as disclosed in columns (c) and (e) for each PEO and Non-PEO NEOs in each respective year. As the Company’s NEOs do not participate in any defined benefit plans, no adjustments were required to amounts reported in the Summary Compensation Table totals related to the value of benefits under such plans.

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	2022		2021		2020
	Paul Rady	Average Non-CEO NEOs	Paul Rady	Average Non-CEO NEOs	Paul Rady	Average Non-CEO NEOs
Total Compensation from Summary Compensation Table	$24,641,821	$7,538,143	$6,456,142	$1,966,171	$3,443,976	$3,589,822
Adjustments for Equity Awards
Grant date values in the Summary Compensation Table	($21,853,164)	($6,402,576)	($4,791,874)	($905,123)	($1,948,025)	($2,869,804)
Year-end fair value of unvested awards granted in the current year	$22,425,955	$6,570,392	$11,392,963	$2,151,981	$4,051,825	$6,505,081
Year-over-year difference of year-end fair values for unvested awards granted in prior years	$16,449,231	$5,071,243	$20,572,120	$8,406,250	$2,606,484	$554,010
Fair values at vest date for awards granted and vested in current year	$0	$0	$0	$0	$0	$0
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	$23,909,609	$2,178,202	$401,404	$1,681,030	($62,942)	($20,851)
Forfeitures during current year equal to prior year-end fair value	$0	$0	($24,527)	($395,826)	$0	$0
Dividends or dividend equivalents not otherwise included in the total compensation	$0	$0	$0	$0	$0	$0
Total Adjustments for Equity Awards	$62,784,795	$13,819,837	$32,341,960	$11,843,435	$6,595,367	$7,038,240
Compensation Actually Paid (as calculated)	$65,573,452	$14,955,404	$34,006,228	$12,904,483	$8,091,318	$7,758,258
(3)	The peer group is comprised of the Alerian Midstream Energy Index.
(4)	A description of Total Net Debt can be found on page 44 of this Proxy Statement.

Narrative Disclosure to Pay versus Performance Table

The illustrations below provide a graphical description of CAP and the following measures:

•	the Company’s cumulative TSR and the Peer Group’s cumulative TSR;
•	the Company’s Net Income; and
•	the Company selected measure, which is Total Net Debt.

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Disclosure of Most Important Performance Measures for Fiscal Year 2022

The measures listed below represent the most important financial performance measures that we used to determine CAP for fiscal year 2022.

Most Important Performance Measures
D&C Capital
Average Net Production Volumes
Net Debt to EBITDAX
Total Net Debt
TSR

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ITEM FOUR:   AMENDMENT TO ANTERO’S CHARTER TO REFLECT OFFICER EXCULPATION

Background

The Delaware General Corporation Law (“DGCL”) permits Delaware corporations to limit the personal liability of directors for monetary damages associated with breaches of the duty of care in limited circumstances, and our charter has always included those limitations. That protection did not extend to corporate officers under the DGCL or our charter. This has resulted in increased litigation and insurance costs for companies, which harms stockholders. Effective August 1, 2022, the Delaware legislature amended the DGCL to correct this inconsistent treatment between directors and officers. The DGCL now allows Delaware corporations to amend their certificates of incorporation, subject to stockholder approval, to limit the personal liability of certain officers for monetary damages associated with breaches of the fiduciary duty of care (but not the fiduciary duty of loyalty) in limited circumstances.

As provided in the new Delaware legislation, if the Company adopts the Exculpation Amendment, our Charter will permit officer exculpation only for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by stockholders in the name of the Company. The Exculpation Amendment would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. These limitations are similar to those already in the Charter for directors. The primary reason to adopt the Exculpation Amendment as further described below, is to strike a balance between stockholders’ interest in officer accountability and their interest in the Company being able to reduce litigation and insurance costs associated with frivolous lawsuits and heightened insurance premiums and attract and retain quality officers to work on its behalf.

The Board has unanimously approved and determined, subject to stockholder approval, that the Exculpation Amendment is advisable and in the best interests of the Company and our stockholders, and, in accordance with the DGCL, hereby seeks approval of the Exculpation Amendment by our stockholders.

Reasons for the Amendment

Our Board believes that there is a need for directors and officers to be protected from the risk of financial ruin as a result of an unintentional misstep. Furthermore, the Exculpation Amendment: (i) is carefully drafted, consistent with the new Delaware law, to protect officers without limiting their liability for claims by the Company or for breaches of their duty of loyalty, (ii) would help the Company to attract and retain the most qualified officers and (iii) would reduce potential litigation and insurance costs associated with frivolous lawsuits and heightened premiums. The Board has additionally determined that the proposed provision would not materially and negatively impact stockholder rights. Thus, in light of the narrow class and type of claims for which officers’ liability would be exculpated, and the benefits that the Board believes would accrue to the Company and its stockholders in the form of an enhanced ability to attract and retain quality officers, the Board approved the Exculpation Amendment.

Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges. Limiting concern about personal risk for ordinary failures of care (but not loyalty) empowers both directors and officers to best exercise their business judgment in furtherance of stockholder interests. Furthermore, the Company expects its peers to adopt exculpation clauses that limit the personal liability of officers in their certificates of incorporation and failing to adopt the amendment could impact our recruitment and retention of exceptional officer

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candidates that conclude that the higher exposure to personal liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company. It is also possible that insurance premiums for director and officer insurance could be increased for corporations that do not adopt exculpation clauses that limit the personal liability of officers in their governing documents, which could adversely affect the Company, and thereby adversely affect our stockholders.

Adopting the Exculpation Amendment would better position the Company to potentially reduce litigation and insurance costs associated with lawsuits (many of which may be frivolous) and heightened premiums, attract top officer candidates and retain our current officers and enable the officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability. This amendment will also more generally align the protections available to our officers with those already available to our directors. In view of the above considerations, our Board has unanimously determined to provide for the exculpation of officers as proposed.

Proposed Exculpation Amendment

The Board is asking our stockholders to approve the amendment to Article NINTH of our Charter. The text of the Exculpation Amendment is attached hereto as Appendix A, with additions marked with bold, underlined text and deletions indicated by strike-out text.

If the Exculpation Amendment is approved by our stockholders, the Exculpation Amendment will become effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State, which filing is expected to occur as soon as reasonably practicable after the Annual Meeting. If the Exculpation Amendment is not approved by our stockholders, the Charter will not be amended, and no exculpation will be provided for our officers. The Company’s officers will nevertheless retain their existing rights under indemnification agreements and insurance policies.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT TO ANTERO’S CHARTER TO REFLECT OFFICER EXCULPATION.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership

The following table sets forth information with respect to the beneficial ownership of our common stock as of April 21, 2023, by:

•	each of our Named Executive Officers;
•	each of our directors and nominees;
•	all of our directors, director nominees and executive officers as a group; and
•	each person known to us to be the beneficial owner of more than 5% of our outstanding common stock.

Except as otherwise noted, the persons or entities listed below have sole voting and investment power with respect to all shares of our common stock beneficially owned by them, except to the extent this power may be shared with a spouse. All information with respect to beneficial ownership has been furnished by the respective directors, officers or more than 5% stockholders, as the case may be. Unless otherwise noted, the mailing address of each person or entity named in the table is 1615 Wynkoop Street, Denver, Colorado, 80202.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percentage of Class
FMR LLC(1)	43,747,490	14.58%
The Vanguard Group, Inc.(2)	26,562,257	8.85%
BlackRock, Inc.(3)	25,075,763	8.35%
Paul M. Rady(4)	15,980,990	5.32%
Robert J. Clark(5)	74,535	*
Benjamin A. Hardesty(6)	165,369	*
W. Howard Keenan, Jr.(7)	352,938	*
Jacqueline C. Mutschler	59,734	*
Brenda R. Schroer	15,658	*
Vicky Sutil	81,455	*
Thomas B. Tyree, Jr.	81,455	*
W. Patrick Ash(8)	457,029	*
Michael N. Kennedy(9)	988,173	*
Yvette K. Schultz(10)	71,728	*
Directors and executive officers as a group (10 persons)	17,872,035	5.95%

*	Less than one percent.
(1)	Based upon its Schedule 13G filed on February 9, 2023 with the SEC, FMR LLC, has a mailing address of 245 Summer Street, Boston, Massachusetts 02210.
(2)	Based upon its Schedule 13G/A filed on February 9, 2023, with the SEC, The Vanguard Group, Inc. has a mailing address of 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(3)	Based upon its Schedule 13G filed on February 3, 2023, with the SEC (the “BlackRock 13G”), BlackRock, Inc., together with certain of its affiliates (“BlackRock”) has a mailing address of 55 East 52nd Street, New York, New York. Based upon the BlackRock 13G, BlackRock may be deemed to be the beneficial owner of a total of 25,075,763 shares, with shared voting power as to zero shares, shared dispositive power as to zero shares, sole voting power as to 24,557,780 shares and sole dispositive power as to 25,075,763 shares.
(4)	Includes 2,822,552 shares of common stock held by Salisbury Investment Holdings LLC (“Salisbury”) and 2,461,712 shares of common stock held by Mockingbird Investments LLC (“Mockingbird”). Mr. Rady owns a 95% limited liability company interest in Salisbury and his spouse owns the remaining 5%. Mr. Rady owns a 13.1874% limited liability company interest in Mockingbird, and two trusts under his control own the remaining 86.8126%. Mr. Rady disclaims beneficial ownership of all shares held by Salisbury and Mockingbird except to the extent of his pecuniary interest therein. Does not include 627,142 shares of common stock that remain subject to vesting, and includes options to purchase 100,000 shares of common stock that expire ten years from the date of grant, or April 15, 2025.
(5)	Includes options to purchase 1,477 shares of common stock that expire ten years from the date of grant, or October 10, 2023, and options to purchase 1,526 shares of common stock that expire ten years from the date of grant, or October 16, 2024.
(6)	Includes options to purchase 1,477 shares of common stock that expire ten years from the date of grant, or October 10, 2023, and options to purchase 1,526 shares of common stock that expire ten years from the date of grant, or October 16, 2024.

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(7)	Has a mailing address of 410 Park Avenue, 19th Floor, New York, New York 10022. Includes options to purchase 1,477 shares of common stock that expire ten years from the date of grant, or October 10, 2023, and options to purchase 1,526 shares of common stock that expire ten years from the date of grant, or October 16, 2024. Mr. Keenan is a member and manager of Yorktown VIII Associates LLC, the general partner of Yorktown VIII Company LP, the general partner of Yorktown Energy Partners VIII, L.P., which owns 4,000,000 shares of common stock. Mr. Keenan does not have sole or shared voting or investment power within the meaning of Rule 13d-3 under the Exchange Act with respect to the shares of common stock held by such investment funds and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.
(8)	Does not include 438,601 shares of common stock that remain subject to vesting.
(9)	Does not include 188,659 shares of common stock that remain subject to vesting. Includes options to purchase 60,000 shares of common stock that expire ten years from the date of grant, or October 10, 2023, and options to purchase 25,000 shares of common stock that expire ten years from the date of grant, or April 15, 2025.
(10)	Does not include 146,600 shares of common stock that remain subject to vesting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and related rules of the SEC require our directors and Section 16 officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file. We assist our directors and executive officers in making their Section 16(a) filings, pursuant to powers of attorney granted by our insiders, based on information obtained from them and our records.

DELINQUENT SECTION 16(A) REPORTS

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to Antero during 2022, including those reports we have filed on behalf of our directors and Section 16 officers pursuant to powers of attorney, there was one untimely Form 3 filing made during 2022 by Yvette K. Schultz as a result in a delay in obtaining EDGAR filing codes from the SEC.

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RELATED PERSON TRANSACTIONS

General

The Audit Committee is charged with reviewing the material facts of related person transactions that do not involve Antero Midstream or its subsidiaries (other than the Company and its subsidiaries). The Board, or, if so delegated by the Board, the Conflicts Committee, is charged with reviewing the material facts of related person transactions involving Antero Midstream and its subsidiaries (other than the Company and its subsidiaries). The Audit Committee, the Board, or the Conflicts Committee, as applicable, either approves or disapproves of Antero’s participation in such transactions under Antero’s Related Persons Transaction Policy adopted by the Board (“RPT Policy”), which pre-approves certain transactions that are not deemed to be related person transactions pursuant to Item 404 of Regulation S-K.

For all related person transactions during 2022 that were required to be reported in “Related Persons Transactions,” the procedures described above were followed unless the RPT Policy did not require review, approval or ratification of the transaction.

Agreements with Antero Midstream Corporation

Stockholders’ Agreement

On October 9, 2018, concurrently with the execution of the Simplification Agreement, dated as of October 9, 2018 (the “Simplification Agreement”), by and among AMGP, Antero Midstream Partners LP (“Antero Midstream Partners”) and certain of Antero’s and their affiliates (the “Simplification Agreement”), certain affiliates of Warburg Pincus LLC and Yorktown Partners LLC (collectively, the “Sponsor Holders”); AMGP; a wholly-owned subsidiary of the Company (“AR Sub”); and Paul M. Rady, Glen C. Warren, Jr. and certain of their respective affiliates (collectively, the “Management Stockholders”) entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”), which became effective as of the Closing and which governs certain rights and obligations of the parties following the consummation of the Simplification Transactions. The Sponsor Holders and the Management Stockholders no longer have rights under the Stockholders’ Agreement because they no longer hold the requisite number of shares of common stock of Antero Midstream, par value $0.01 per share (“Antero Midstream Common Stock”).

Under the Stockholders’ Agreement, and subject to additional limitations in the event of a Fundamental Change (as defined in the Stockholders’ Agreement), AR Sub is entitled to designate two directors, who initially were Mr. Rady and Mr. Warren, for nomination and election to the Antero Midstream Board for so long as, together with its affiliates, AR Sub owns an amount of shares equal to at least 8% of the qualifying Antero Midstream Common Stock and one director so long as it owns an amount of shares equal to at least 5% of the qualifying Antero Midstream Common Stock. On April 30, 2021, Mr. Warren retired from the Board and the Antero Midstream Board and, in connection with his retirement, AR Sub designated Michael N. Kennedy as its replacement director to serve on the Antero Midstream Board to fill the resulting vacancy. Mr. Kennedy also stood for election at Antero Midstream’s 2021 annual meeting of stockholders as AR Sub’s director nominee.

The Sponsor Holders and the Management Stockholders were previously entitled to certain director designation rights, but they no longer hold the requisite amount of Antero Midstream Common Stock. Notwithstanding the foregoing, upon the occurrence of a Fundamental Change, AR Sub will be entitled to designate one director so long as it owns an amount of shares equal to at least 5% of the qualifying Antero Midstream Common Stock.

Pursuant to the Stockholders’ Agreement, AR Sub agreed to vote all of its shares of Antero Midstream Common Stock, at AR Sub’s election,

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either (i) in favor of any other nominees nominated by the Nominating & Governance Committee of the Antero Midstream Board or (ii) in proportion to the votes cast by the public stockholders of Antero Midstream in favor of such nominees. In calculating the 8% and 5% ownership thresholds for purposes of the Stockholders’ Agreement, qualifying Antero Midstream Common Stock is determined by dividing the Antero Midstream Common Stock ownership for AR Sub as of the applicable measurement date by (i) the total number of outstanding shares of Antero Midstream Common Stock at the Closing or (ii) the total number of outstanding shares on the applicable measurement date, whichever is less. Pursuant to the terms of the Stockholders’ Agreement, no more than 45% of the shares of Antero Midstream Common Stock outstanding as of closing of the Simplification Transactions will be subject to the obligations of the Stockholders’ Agreement.

In addition, under the Stockholders’ Agreement, for so long as AR Sub has the right to designate at least one director, if Mr. Rady is an executive officer of Antero, he shall serve as Chief Executive Officer at Antero Midstream and (ii) Mr. Rady shall be subject to removal from such officer positions at Antero Midstream only for cause. For so long as Mr. Rady is a member of the Antero Midstream Board and is an executive officer of Antero and/or Antero Midstream, the parties have agreed that he shall serve as Chairman of the Antero Midstream Board, subject to his removal as Chief Executive Officer of Antero Midstream for cause. The Stockholders’ Agreement terminates as to each stockholder upon the time at which such stockholder no longer has the right to designate an individual for nomination to the Antero Midstream Board pursuant to the Stockholders’ Agreement.

Antero Midstream Registration Rights Agreement

Antero entered into a Registration Rights Agreement (the “Antero Midstream Registration Rights Agreement”), dated as of March 12, 2019, with Antero Midstream, pursuant to which Antero Midstream agreed to register the resale of certain shares of Antero Midstream Common Stock held by Antero, under certain circumstances.

Specifically, pursuant to the Antero Midstream Registration Rights Agreement, Antero Midstream took effective a registration statement under the Securities Act that permits the resale of the Registrable Securities (as defined in the Antero Midstream Registration Rights Agreement) from time to time as permitted by Rule 415 of the Securities Act (or any similar provision adopted by the SEC then in effect) (the “Resale Registration Statement”). Except in certain circumstances, Sponsor Holders (as defined in the Antero Midstream Registration Rights Agreement), which includes Antero and Paul M. Rady, owning at least 3% of the issued and outstanding shares of Antero Midstream Common Stock have the right to require Antero Midstream to facilitate an underwritten offering. Antero Midstream is not obligated to effect any demand registration in which the anticipated aggregate offering price is less than $50.0 million. Sponsor Holders will also have customary piggyback registration rights to participate in underwritten offerings.

Gathering and Compression Agreements

Antero Resources has gathering and compression service agreements with Antero Midstream that include: (i) the second amended and restated gathering and compression agreement dated December 8, 2019 (the “2019 gathering and compression agreement”), (ii) gathering and compression agreements from Antero Midstream’s acquisition of certain Marcellus gathering and compression assets from Crestwood Equity Partners  LP (the “Marcellus gathering and compression agreements”) and (iii) a compression agreement from Antero Midstream’s acquisition of certain Utica compressors from EnLink Midstream LLC (the “Utica compression agreement” and, together with the 2019 gathering and compression agreement and the Marcellus gathering and compression agreements, the “gathering and compression agreements”). Pursuant to the gathering and compression agreements with Antero Midstream, Antero Resources has dedicated substantially all of its current and future acreage in West Virginia, Ohio and Pennsylvania to Antero Midstream for gathering and compression services. The 2019 gathering and compression agreement has an initial term through 2038, the Marcellus gathering and compression agreements expire between 2024 and 2031, and the

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Utica compression agreement has two dedicated areas that expire in 2023 and 2030. Upon expiration of each of the Marcellus gathering and compression service agreements and the Utica compression agreement, Antero Midstream will continue to provide gathering and compression services under the 2019 gathering and compression agreement.

Under the 2019 gathering and compression agreement, Antero Midstream is entitled to receive a low-pressure gathering fee of $0.30 per Mcf, a high-pressure gathering fee of $0.18 per Mcf, a compression fee of $0.18 per Mcf, and a condensate gathering fee of $4.00 per Bbl, which, in each case, has been subject to CPI-based adjustments. If, and to the extent we request that Antero Midstream construct new high-pressure lines and compressor stations, the 2019 gathering and compression agreement contains minimum volume commitments that require us to utilize or pay for 75% and 70%, respectively, of the capacity of such new construction. Additional high-pressure lines and compressor stations installed on Antero Midstream’s own initiative are not subject to such volume commitments. These minimum volume commitments on new infrastructure, as well as price adjustment mechanisms, are intended to support the stability of Antero Midstream’s cash flows.

Antero Midstream also has an option to gather and compress natural gas produced by us on any acreage Antero acquires in the future outside of West Virginia, Ohio and Pennsylvania on the same terms and conditions as the 2019 gathering and compression agreement. In the event that Antero Midstream does not exercise this option, we will be entitled to obtain gathering and compression services and dedicate production from limited areas to such third-party agreements from third parties.

In return for our acreage dedication, Antero Midstream has agreed to gather, compress, dehydrate and redeliver all of our dedicated natural gas on a firm commitment, first-priority basis. Antero Midstream may perform all services under the 2019 gathering and compression agreement or it may perform such services through third parties. In the event that Antero Midstream does not perform its obligations under the 2019 gathering and compression agreement, we will be entitled to certain rights and procedural remedies thereunder. In addition, Antero Midstream has the right to elect to be paid for certain services under the 2019 gathering and compression agreement on a cost of service basis designed to generate a specified rate of return.

Pursuant to the 2019 gathering and compression agreement, Antero Midstream has also agreed to build to and connect all of our wells producing dedicated natural gas, subject to certain exceptions, upon 180 days’ notice by us. In the event of late connections, our natural gas will temporarily not be subject to the dedication. Antero Midstream is entitled to compensation under the 2019 gathering and compression agreement for capital costs incurred if a well does not commence production within 30 days following the target completion date for the well set forth in the notice from us.

Antero Midstream has agreed to install compressor stations at our direction, but will not be responsible for inlet pressures or for pressuring natural gas to enter downstream facilities if we have not directed Antero Midstream to install sufficient compression. Additionally, Antero Midstream will provide high-pressure gathering pursuant to the gathering and compression agreements.

Under the 2019 gathering and compression agreement and the Marcellus gathering and compression agreement, we may sell, transfer, convey, assign, grant, or otherwise dispose of dedicated properties free of the dedication, provided that the number of net acres of dedicated properties so disposed of, when added to the number of net acres of dedicated properties previously disposed of free of the dedication since the effective date of the agreement, does not exceed the aggregate number of net acres of dedicated properties acquired by us since such effective date. Accordingly, under certain circumstances, we may dispose of a significant number of net acres of dedicated properties free from dedication without Antero Midstream’s consent.

After the completion of the initial term, which, as described below, was extended to November 2038, 2019 the gathering and compression agreement will continue in effect from year to year until such time as the agreement is terminated, effective upon an anniversary of the effective date of the agreement, by either Antero Midstream or us on or before the 180th day prior to the anniversary of such effective date.

On December 8, 2019, the 2019 gathering and compression agreement was amended such that, Antero Midstream will rebate us: (i) $12 million for each quarter in 2020 that Antero Midstream receives gathering fees on average daily volumes in excess of certain thresholds; and (ii) for each quarter in 2021, 2022 and 2023 (a) $12.0 million for each quarter

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that the Antero Midstream receives gathering fees on average daily volumes between 2,900 MMcfe/d and 3,150 MMcfe/d, (b) $15.5 million for each quarter that Antero Midstream receives gathering fees on average daily volumes between 3,150 MMcfe/d and 3,400 MMcfe/d, and (c) $19.0 million for each quarter that Antero Midstream receives gathering fees on average daily volumes exceeding 3,400 MMcfe/d. Such amendment also extended the original 20-year initial term by four years to 2038. We achieved the threshold in all four quarters of 2022 and the first quarter of 2023 and earned $12 million in each period from Antero Midstream.

For the year ended December 31, 2022, Antero Resources paid approximately $738 million in fees under the gathering and compression agreements.

Processing

On February 6, 2017, a joint venture was formed between Antero Midstream and MarkWest Energy Partners, L.P. (“MarkWest”), a wholly-owned subsidiary of MPLX, LP (the “Joint Venture”), to develop processing and fractionation assets in Appalachia. Antero Midstream and MarkWest each own a 50% interest in the Joint Venture and MarkWest operates the Joint Venture assets. The Joint Venture assets consist of processing plants in West Virginia and a one-third interest in a recently commissioned MarkWest fractionator in Ohio.

Pursuant to a gas processing agreement between us and MarkWest, MarkWest has agreed to process gas from acreage dedicated by us for a fee. MarkWest has entered into a separate agreement with the Joint Venture whereby the Joint Venture has agreed to perform gas processing services with respect to certain volumes on behalf of MarkWest in exchange for the gas processing fees that MarkWest receives from us in connection with such volumes (the “MW-JV Arrangement”). During the year ended December 31, 2022, the Joint Venture derived approximately $258 million of revenues from us under the MW-JV Arrangement.

Right of First Offer Agreement

On November 10, 2014, we entered into a right of first offer agreement with Antero Midstream for gas processing services pursuant to which we agreed, subject to certain exceptions, not to procure any gas processing or NGLs fractionation services with respect to our production (other than production subject to a pre-existing dedication) without first offering Antero Midstream the right to provide such services. On February 6, 2017, in connection with the formation of the Joint Venture, we and Antero Midstream amended and restated the right of first offer agreement to, among other things, amend the list of conflicting dedications set forth in such agreement to include the gas processing arrangement between us and MarkWest. On February 13, 2018, we further amended and restated the right of first offer agreement to make certain clarifying changes to reflect the original intent of the agreement.

Water Services Agreement

On September 23, 2015, we entered into a water services agreement with Antero Midstream, pursuant to which Antero Midstream agreed to provide through certain of its subsidiaries certain water handling and treatment services to us within an area of dedication in defined service areas in Ohio and West Virginia, and we have agreed to pay fees for those services on a monthly basis. The initial term of the water services agreement is twenty years, automatically renewable from year to year thereafter.

Under the water services agreement, we committed to pay a fee on a minimum volume of fresh water deliveries through 2019, which commitments have since expired in accordance with the terms of the water services agreement. Fees payable to Antero Midstream under the water services agreement are based on the volume of fresh water deliveries thereunder and the services provided by Antero Midstream thereunder. We also agreed to pay Antero Midstream a fixed fee per barrel for wastewater

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treatment at Antero Midstream’s wastewater treatment facility, which was idled in the third quarter of 2019, and a fee per barrel for wastewater collected in trucks owned by Antero Midstream, in each case subject to annual CPI-based adjustments. In addition, Antero Midstream contracts with third-party service providers to provide us other fluid handling services including flow back and produced water services and we will reimburse Antero Midstream for its third-party out-of-pocket costs plus 3%. In addition to the foregoing, Antero Midstream has the right to elect to be paid for certain services under the water services agreement on a cost of service basis designed to generate a specified rate of return. For the year ended December 31, 2022, we incurred approximately $245 million in fees under the water services agreement.

Under the water services agreement, we may sell, transfer, convey, assign, grant, or otherwise dispose of dedicated properties free of the dedication, provided that the number of net acres of dedicated properties so disposed of, when added to the number of net acres of dedicated properties previously disposed of free of the dedication since the effective date of the agreement, does not exceed the aggregate number of net acres of dedicated properties acquired by us since such effective date. Accordingly, under certain circumstances, we may dispose of a significant number of net acres of dedicated properties free from dedication without Antero Midstream’s consent.

On February 12, 2019, we and Antero Midstream amended and restated the water services agreement to, among other things, make certain clarifying changes with respect to the CPI and the associated adjustments to the fees Antero Midstream will receive from us under the water services agreement.

Secondment Agreement

In 2019, we entered into the Amended and Restated Secondment Agreement with Antero Midstream. Under this agreement, we agreed to provide seconded employees to Antero Midstream to perform certain operational services with respect to the gathering and compression, processing, and NGLs fractionation facilities and water assets, including serving as common paymaster with respect to the seconded employees, and Antero Midstream agreed to reimburse us for expenditures we incur performing those operational services. The initial term of the agreement runs through November 2034, automatically renewable from year to year thereafter. For the year ended December 31, 2022, Antero Midstream reimbursed us for approximately $13 million of direct and indirect costs and expenses incurred on its behalf pursuant to the secondment agreement.

Services Agreement

In 2019, we entered into the Second Amended and Restated Services Agreement with Antero Midstream, pursuant to which we agreed to provide certain corporate, general and administrative services to Antero Midstream, including serving as common paymaster, in exchange for reimbursement of any direct and indirect costs and expenses associated with providing such services. The initial term of this agreement runs through November 2034, automatically renewable from year to year thereafter. For the year ended December 31, 2022, Antero Midstream reimbursed us for approximately $31 million of direct and indirect costs and expenses incurred on its behalf pursuant to the services agreement.

License

Pursuant to a license agreement with Antero Midstream, Antero Midstream has the right to use certain Antero-related names and trademarks in connection with the operation of its midstream business.

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Other Agreements

From time to time, in the ordinary course of business, we participate in transactions with Antero Midstream and other third parties in which Antero Midstream may be deemed to have a direct or indirect material interest. These transactions include, among other things, agreements that address the receipt of midstream services and provision of contract operating services; the sale of fuel for use in Antero Midstream’s operations; the release of midstream service dedications in connection with acquisitions, dispositions or exchanges of acreage; consent to the extension of existing services being provided by third parties; the construction of certain pipelines and facilities; and the acquisition of assets and the assumption of liabilities by us, our subsidiaries and our unconsolidated affiliates. While certain of these transactions are not the result of arm’s-length negotiations, we believe the terms of each of the transactions are, and specifically intend the terms to be, generally no more or less favorable to either party than those that could have been negotiated with unaffiliated parties with respect to similar transactions. During the year ended December 31, 2022, we paid an aggregate of $12.7 million in expenses to Antero Midstream and received no payments from Antero Midstream in connection with such transactions.

Employment

Timothy Rady, Senior Vice President—Land of Antero Resources and the son of Paul M. Rady, the Chairman, Chief Executive Officer and President of Antero, provided services to us in 2022. Total compensation paid to Timothy Rady and allocated to Antero in 2022 consisted of base salary, bonus and other benefits totaling $390,833 and award grants under the AR LTIP having an aggregate grant date fair value of $1,234,197, which are subject to certain time-based vesting conditions.

QUORUM AND VOTING

Voting Stock

Antero’s common stock is the only outstanding class of securities that entitles holders to vote generally at meetings of Antero’s stockholders. Each share of common stock outstanding on the record date entitles the holder to one vote at the Annual Meeting. Stockholders do not have the right to cumulate their votes for election of Directors.

Quorum

The presence, in person, online or by proxy, of the holders of a majority in voting power of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes (described below) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the chairman has the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any annual meeting reconvened following an adjournment at which a quorum is present, any business may be transacted that might have been transacted at the annual meeting as originally scheduled.

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Stockholder List

Antero will maintain at its corporate offices in Denver, Colorado a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.

Vote Required

Only stockholders of record at the close of business on April 17, 2023, have the right to vote at the Annual Meeting. The proposals at the Annual Meeting will require the following votes:

Proposal	Vote required	Voting options	Can brokers vote without instructions?	Effect of abstentions, withheld votes and broker non-votes
Election of directors	Each nominee must receive a plurality of the votes cast	For all nominees Withhold authority for all nominees For all except	No	Withheld votes will not have any effect.* Broker non-votes will not have any effect.
Ratification of the selection of the independent registered public accounting firm	Affirmative vote of the holders of a majority of the voting power of the shares present in person, online or represented by proxy at the meeting and entitled to vote on the matter	For Against Abstain	Yes	Abstentions will have the effect of a vote “against.” There should not be broker non-votes.
Advisory approval of the compensation of the Named Executive Officers	Affirmative vote of the holders of a majority of the voting power of the shares present in person, online or represented by proxy at the meeting and entitled to vote on the matter	For Against Abstain	No	Abstentions will have the effect of a vote “against.” Broker non-votes will not have any effect.
Amendment to Antero’s amended and restated certificate of incorporation to reflect officer exculpation	Affirmative vote of the holders of 66 2/3% of the outstanding shares entitled to vote thereon	For Against Abstain	No	Abstentions and broker non-votes will have the effect of a vote “against.”

An automated system that Broadridge Investor Communications Services administers will tabulate the votes.

Brokers who hold shares in street name for customers are required to vote those shares in accordance with instructions received from the beneficial owners. NYSE Rule 452 restricts when brokers that are record holders of shares may exercise discretionary authority to vote those shares in the absence of instructions from beneficial owners. When brokers are not permitted to vote on a matter without instructions from the beneficial owner, and do not receive such instructions, the result is a “broker non-vote.”

*	Votes that are “withheld” from a director’s election will not affect the outcome of the vote on the election of a director. However, for a discussion of our Majority Vote Director Resignation Policy, please see “Corporate Governance—Majority Vote Director Resignation Policy.”

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Default Voting

A proxy that is properly completed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy, but do not indicate any contrary voting instructions, your shares will be voted in accordance with the Board’s recommendations, which are as follows:

•	FOR the election of the three persons named in this Proxy Statement as the Board’s nominees for election as Class I directors;
•	FOR the ratification of the selection of KPMG LLP as Antero’s independent registered public accounting firm for the fiscal year ending December 31, 2023;
•	FOR the approval, on an advisory basis, of the compensation of Antero’s Named Executive Officers; and
•	FOR the approval of an amendment to Antero’s Charter to reflect new Delaware law provisions regarding officer exculpation.

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted at the discretion of the holders of the proxy. The Board knows of no matters, other than those previously stated herein, to be presented for consideration at the Annual Meeting.

Revoking Your Proxy

Stockholders of record may revoke their proxy at any time before the electronic polls close by submitting a later-dated vote via the Internet, by telephone or by mail; by delivering instructions to Antero’s Secretary before the Annual Meeting commences; or by voting online in person during the Annual Meeting. Beneficial stockholders may revoke any prior voting instructions by contacting the broker, bank, or other nominee that holds their shares prior to the Annual Meeting or by voting online during the meeting.

Solicitation Expenses

We will bear all costs incurred in the solicitation of proxies, including the preparation, printing and mailing of the Notice of Annual Meeting and Proxy Statement and the related materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally or by telephone, e-mail, facsimile or other means, without additional compensation. We have retained MacKenzie Partners, Inc. (“MacKenzie”) to aid in the solicitation of proxies for an estimated fee of approximately $22,500 and the reimbursement of out-of-pocket expenses. We have also agreed to indemnify MacKenzie and its representative against certain losses that arise or relate to Mackenzie’s engagement for the solicitation of proxies.

Copies of the Annual Report

Upon written request, we will provide any stockholder, without charge, a copy of the Form 10-K, but without exhibits. Stockholders should direct requests to Antero Resources Corporation, 1615 Wynkoop Street, Denver, Colorado 80202. Our Form 10-K and the exhibits filed or furnished therewith are available on our website, www.anteroresources.com, in the “SEC Filings” subsection of the “Investors” section.

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ADDITIONAL INFORMATION

Proxy Materials, Annual Report and Other Information

The Notice of 2023 Annual Meeting of Stockholders and Proxy Statement, along with Antero’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 15, 2023, and Antero’s 2022 Annual Report to Stockholders are available free of charge at www.anteroresources.com in the “SEC Filings” subsection under the “Investors” section. These materials do not constitute a part of the proxy solicitation material.

Stockholders Sharing an Address

Each registered stockholder (meaning you own shares in your own name on the books of our transfer agent, American Stock Transfer and Trust Company LLC) will receive one Notice of Internet Availability (the “Notice”) per account, regardless of whether you have the same address as another registered stockholder.

If your shares are held in “street name” (that is, in the name of a bank, broker or other holder of record), applicable rules permit brokerage firms and Antero, under certain circumstances, to send one Notice to multiple stockholders who share the same address. This practice is known as “householding.” Householding saves printing and postage costs by reducing duplicate mailings. If you hold your shares through a broker, you may have consented to reducing the number of copies of materials delivered to your address. If you wish to revoke a previously granted “householding” consent, you must contact your broker. If your household is receiving multiple copies of the Notice and you wish to request delivery of a single copy, you should contact your broker directly.

Stockholder Proposals and Director Nominations for the 2024 Annual Meeting

Stockholder Proposals for Inclusion in the 2024 Proxy Statement. Any stockholder desiring to present a proposal at Antero’s 2024 Annual Meeting of Stockholders and to have the proposal included in Antero’s related proxy statement pursuant to Rule 14a-8 must send the proposal to Antero, c/o Yvette K. Schultz, at 1615 Wynkoop Street, Denver, Colorado, 80202, so that it is received no later than December 29, 2023. All such proposals should be in compliance with SEC rules and regulations. Antero will only include in its proxy materials those stockholder proposals that it receives before the deadline and that are proper for stockholder action.

Stockholder Proposals and Director Nominations for Presentation at the 2024 Annual Meeting But Not for Inclusion in 2024 Proxy Statement. In addition, any stockholder entitled to vote at Antero’s 2024 Annual Meeting of Stockholders may propose business (other than proposals to be included in Antero’s proxy materials) and director nominees to be included on the agenda of, and properly presented for action at, the 2024 Annual Meeting of Stockholders if written notice of such stockholder’s intent is given in accordance with the requirements of Antero’s bylaws and SEC rules and regulations. Any such proposal must be delivered in writing at the address shown previously in this section so it is received between February 6, 2024 and March 8, 2024; provided, however, that in the event that the date of Antero’s 2024 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the first anniversary date of this year’s Annual Meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of Antero’s 2024 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to Antero’s 2024 Annual Meeting of Stockholders or, if the first public announcement of the date of Antero’s 2024 Annual Meeting of Stockholders is

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less than 100 days prior to the date of Antero’s 2024 Annual Meeting of Stockholders, the 10th day following the day on which public announcement of the date of Antero’s 2024 Annual Meeting of Stockholders is first made by the Company.

Stockholder Proxy Solicitation for Shareholder Director Nominees. Any stockholder who intends to solicit proxies in support of any director nominees must comply with the content requirements of SEC Rule 14a-19 (the SEC’s universal proxy rule) at the time it complies with the earlier deadlines in the Company’s advance notice provisions of its bylaws. Thus, if a stockholder intends to solicit proxies in support of any director nominees submitted under the advance notice provisions of the Company’s bylaws for Antero’s 2024 Annual Meeting of Stockholders, then such stockholder must also provide proper written notice that sets forth all the information required by SEC Rule 14a-19 to the address shown previously in this section so that it is received between February 6, 2024 and March 8, 2024; provided, however, that if Antero’s 2024 Annual Meeting of Stockholder is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of this year’s Annual Meeting, to be properly brought, timely notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the date of Antero’s 2024 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to Antero’s 2024 Annual Meeting of Stockholders or, if the first public announcement of the date of Antero’s 2024 Annual Meeting of Stockholders is less than 100 days prior to the date of Antero’s 2024 Annual Meeting of Stockholders, the 10th day following the day on which public announcement of the date of Antero’s 2024 Annual Meeting of Stockholders is first made by the Company. Further, in the event that Antero’s 2024 Annual Meeting of Stockholders is called for a date that is more than more than 30 days but less than 60 days after the first anniversary date of this year’s annual meeting date, to be properly brought, the notice by the stockholder must be received no later than the close of business on the later of the 60th day prior to the date of Antero’s 2024 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of Antero’s 2024 Annual Meeting of Stockholders is first made by the Company.

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APPENDIX A

Amendment to Amended and Restated Certificate of Incorporation

Additions to the Charter pursuant to the Exculpation Amendment contemplated by Proposal No. 4 are indicated below by bold, underlined text. The full text of the Company’s currently applicable Amended and Restated Certificate of Incorporation was filed as an exhibit to the Company Annual Report on Form 10-K with the SEC on February 15, 2023.

The proposed Exculpation Amendment changes to the first and second paragraphs of Article NINTH are set forth below:

NINTH: No director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it now exists. In addition to the circumstances in which a director or officer of the Corporation is not personally liable as set forth in the preceding sentence, a director or officer of the Corporation shall not be liable to the fullest extent permitted by any amendment to the DGCL hereafter enacted that further limits the liability of a director or officer, as applicable.

Any amendment, repeal or modification of this Article Ninth shall be prospective only and shall not affect any limitation on liability of a director or officer for acts or omissions occurring prior to the date of such amendment, repeal or modification.

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SCAN TO
VIEW MATERIALS & VOTE

ANTERO RESOURCES CORPORATION
1615 WYNKOOP STREET
DENVER, CO 80202

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 5, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AR2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you may consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 5, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V09280-P88809 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ANTERO RESOURCES CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Class I Nominees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Paul M. Rady
02) Thomas B. Tyree, Jr.
03) Brenda R. Schroer

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V09281-P88809

ANTERO RESOURCES CORPORATION
Annual Meeting of Stockholders
June 6, 2023 8:30 AM MDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Paul M. Rady, Michael N. Kennedy and Yvette K. Schultz, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ANTERO RESOURCES CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM MDT on June 6, 2023, at www.virtualshareholdermeeting.com/AR2023, and any adjournment or postponement thereof. Each of the appointed proxies is hereby authorized to vote in his or her discretion upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side